Exhibit 7.1

POST-CLOSING AGREEMENT

THIS POST-CLOSING AGREEMENT is entered into July 2, 2019 and effective 18th day of June, 2019, by and between Mid Penn Bank in its own right and as Secured Creditor on behalf of Yuengling Ice Cream Corp (the "Seller/Bank"), YIC Acquisitions Corp., a Nevada business corporation, (the "Purchaser") and David Yuengling and Robert C. Bohorad (the "Guarantors").

WHEREAS, the Parties entered into a Secured Creditor Asset Sale and Purchase Agreement and a PA UCC Article 9 Default, Foreclosure and Private Sale Agreement dated June 18, 2019 (collectively "Agreement of Sale"); and

WHEREAS, pursuant to Agreement of Sale and the Stock Pledge and Security Agreement ("Stock Pledge") of even date the Guarantors were to transfer all stock the Guarantors' obtain from Purchaser, by purchase or otherwise, as the pledge under said Stock Pledge; and

WHEREAS, Purchaser was to transfer $50,000.00 to account #19046960 at Mid Penn Bank, as security pursuant to the Agreement of Sale and the Security Agreement of even date hereof; and

WHEREAS, the Stock (as such term is defined in the Stock Pledge and Security Agreement of even date hereof) as of closing had not yet been acquired by Guarantors and the $50,000.00 was not available at time of closing; and

WHEREAS, the Parties have agreed that Stock and the $50,000.00 can be delivered post closing.

NOW, THEREFORE, in consideration of the forgoing and of the mutual covenants, promises and agreements herein contained, and other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.      Recitals. The above Recitals are incorporated into this Post-Closing Agreement by reference as if fully set forth.

2.      Agreement of Parties.

a.     $50,000.00. Purchaser agrees to fund the $50,000.00 to account #xxxxx at Mid Penn Bank within sixty (60) days of the date hereof (July 2, 2019). Should Purchaser fail to fund said account within the time set forth, Seller shall have the option to call the Loan, as defined in the Assumption Agreement, in default and exercise its rights thereunder.

b.    Stock Pledge. Guarantors agree that at the time of their acquisition of Pledged Stock as set forth in the Stock Pledge and Security Agreement of even date herewith, Guarantors and Purchaser will deliver to Bank the Stock. Failure of Guarantors to deliver the Stock when acquired or for Purchaser to fail to deliver the Stock will constitute a default under the Agreement of Sale and the Stock Pledge and Security Agreement.

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c.     Within 30 days of the date hereof, Purchaser shall pay to Bank all costs and attorney's fees incurred by the Bank in this transaction. As of July 1, 2019 the attorney fees and costs incurred are $13,506.00. Purchaser shall be responsible for any additional fees and costs to complete the transaction.

d.      Transfer of the Truck as set forth in the Sales Agreement shall occur within , thirty days of the effective date of this Post-Closing Agreement which shall include the Bank's lien noted thereon.

3.    Entire Agreement. This Post-Closing Agreement contains the entire agreement between the Parties related to the matters contained and the terms of this Post-Closing Agreement are contractual and not merely a recital.

4.    Pennsylvania Law. This Post-Closing Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

5.    Counterparts/telecopier. This Agreement may be executed m one or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. The Parties may deliver executed counterpart·signature pages to this Agreement by electronic mail in .pdf format, and such delivery shall have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows)

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IN WITNESS WHEREOF, the parties have caused this Post-Closing Agreement to be executed and delivered as of the day and year indicated above.

SELLER/BANK:

MID PENN BANK

By: /s/ Bonnie Berkoski
Bonnie Berkoski, Assistant Vice Pres.

Title:

PURCHASER:

YIC ACQUISITIONS CORP
a Nevada corporation

By: /s/ Everett Dickson
Everett Dickson

GUARANTORS:

/s/ David Yuengling
David Yuengling, Guarantor/Pledgor

/s/ Robert C. Bohorad
Robert C. Bohorad, Guarantor/Pledgor

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT, is made as of the 18th day of June, 2019, by and between YIC Acquisitions Corp. (the "Debtor"), and Mid Penn Bank/Miners Bank (the "Secured Party").

RECITALS:

A.              Pursuant to the Assumption Agreement dated even date herewith (the "Loan Agreement"), the Secured Party has agreed to permit Debtor to assume the debt of Yuengling's Ice Cream Corp. as defined in the Assumption Agreement in the total amount of One Million Eight Hundred Eighty Nine Thousand Eleven and 81/100 Dollars($1,889,011.81) (the "Loan") and has agreed to accept in evidence thereof the Assumption Agreement in which Debtor has agreed to the assumption of the three loans as referenced in the Assumption Agreement of even date in the total amount of One Million Eight Hundred Eighty Nine Thousand Eleven and 81/100 Dollars($1,889,011.81) ("Assumption").

B.              The Debtor has agreed to the Assumption and has entered into this Security Agreement to induce the Secured Party to sell the assets of Yuengling Ice Cream Corp. to Debtor and permit Debtor to assume the debt of Yuengling Ice Cream Corp.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, with intent to be legally bound, agree as follows:

Section 1. Definitions.

1.1 "Accounts", "Chattel Paper" (including "Tangible Chattel Paper" and "Electronic Chattel Paper"), "Commercial Tort Claims", "Deposit Accounts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter of Credit Rights", "Payment Intangibles", "Proceeds" and "Supporting Obligations" shall each have the meaning set forth in the U.C.C.

1.2 "Additional Collateral" shall mean all funds of the Debtor on deposit with the Secured Party and property of any nature and the cash and non-cash proceeds thereof owned by the Debtor, or in which the Debtor has an interest, which now or hereafter are in the possession and control of the Secured Party, including, without limitation, Deposit Accounts.

1.3 "Collateral" shall mean all of Debtor's tangible and intangible assets that relate to and are directly derived from the assets purchased from Secured Party pursuant to the SECURED CREDITOR ASSET SALE AND PURCHASE AGREEMENT (the "Purchase Agreement") including, but not limited to, the following: (i) Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Supporting Obligations, books and records (including, but not limited to, manual records, computer runs, print outs, tapes, disks, software, programs, source codes and other computer prepared information and equipment of any kind), all rents, issues and profits of the business of selling ice cream and any other business Debtor is involved in; and (ii) all other tangible and intangible personal property, whether now owned or hereafter acquired, including policies of insurance thereon and all insurance proceeds and unearned premium in connection therewith, together with all accessions, additions to, replacements for and substitutions of Collateral and all cash and non-cash Proceeds and products thereof. "General Intangibles" shall include all designs, patents, patent rights and applications therefor, trademarks and registrations and applications therefor, trade names, inventions, copyrights and all registrations and applications therefor, license rights, trade secrets, methods, know how, specifications, customer lists, franchises, tax refunds and unearned insurance premiums regardless of any contrary interpretation of such term as now or hereafter used in the U.C.C. In addition a 2015 Chevrolet Truck VIN # 1GB65CG6F1114071. It is intended that the Collateral shall include ALL ASSETS of the Debtor including all operating contracts. Collateral shall also include a certain account #xxxxxxxx held at Mid Penn Bank, the Secured Party in the principal amount of $50,000.00 including all interest and earnings thereon. ("Secured Bank Account")

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1.4 "Event of Default" shall mean any event of default set forth in Section 6 of this Agreement or in any of the Loan Documents.

1.5 "Loan Documents" shall mean the Assumption Agreement of even date and the underlying loan agreements, the notes and any other notes, agreements, pledges, instruments, documents, mortgages, financing statements, assignments, leases, guarantees, suretyship agreements or contracts (including amendments thereto) now or at any time or times hereafter executed and delivered by the Debtor and by Yuengling's Ice Cream Corp., which have been assumed by Debtor to the Secured Party relating to the Obligations.

1.6 "Notice Address" means the address for the Debtor or the Secured Party, as the case may be, set forth in Section 14 hereinafter.

1.7 "Obligations" shall mean all responsibilities, obligations, undertakings, liabilities and indebtedness of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from Debtor to Secured Party, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, joint and several, joint or several or otherwise, and whether arising under this Agreement or under the Assumption Agreement, notes or any of the loan documents or any other notes, contracts, guarantees or other agreements heretofore, now or hereafter executed and delivered by Debtor and or Yuengling's Ice Cream Corp. to Secured Party and all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations.

1.8 "Pennsylvania Uniform Commercial Code" shall mean the Uniform Commercial Code as presently enacted in the Commonwealth of Pennsylvania (the "Commonwealth") (the"Existing Uniform Commercial Code") as supplemented or superseded by Revised Article 9 of the Uniform Commercial Code, in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law, as enacted in the Commonwealth and as amended ("Revised Article 9"; together with the Existing Uniform Commercial Code, the "Pennsylvania Uniform Commercial Code").

1.9 "Security Interest" shall mean the interest in the Collateral granted by Debtor to Secured Party in this Agreement.

1.10 "U.C.C." shall mean the Pennsylvania Uniform Commercial Code.

All other capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Section 2. The Security Interests.

2.1 To secure payment to Secured Party and performance of the Obligations, the Debtor hereby grants to the Secured Party a continuing Security Interest in the Collateral.

2.2 If the Debtor shall at any time, acquire a Commercial Tort Claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a Security Interest in the Commercial Tort Claim and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

2.3 The Security Interest granted pursuant to this Section 2 is granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligations or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

2.4 Debtor agrees the Secured Bank Account is hereby assigned to the Secured Party such that, until released by the Secured Party, Debtor cannot withdraw all or any part of the Secured Bank Account. To the extent of the existence and the continuance of a payment Default, the Secured Party shall have the right to withdraw all or any part of the Secured Bank Account and apply the withdrawal toward the payment of the Secured Debt even if the withdrawal causes a penalty.

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Section 3. Filing; Further Assurances.

3.1 The Debtor agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's commercially reasonable judgment, to perfect or continue the perfected status of the Security Interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of Tangible Chattel Paper, Documents, Instruments or Investment Property to the Secured Party, the obtaining of landlords' and mortgagees' waivers required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its Security Interest in any and all of the Debtor's General Intangibles.

3.2 The Debtor hereby authorizes the Secured Party, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral in particular or as all assets of the Debtor or words of similar effect and which contain any other information required by the U.C.C. for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

3.3 The Debtor shall, at any time and from time to time, take such steps as the Secured Party may reasonably require for the Secured Party, (i) to obtain an acknowledgment, in form and substance satisfactory to the Secured Party, of any third party having possession of any of the Collateral that the third party holds such Collateral for the benefit of the Secured Party, (ii) to obtain "control" (as described in the U.C.C.) of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements, establishing control to be in form and substance satisfactory to the Secured Party, and (iii) otherwise to ensure the continued perfection and priority of the Secured Party's security interest in any of the Collateral and of the preservation of its rights therein.

3.4 The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may at any time reasonably require), and authorize the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or of this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable or that the Secured Party may request, to create, preserve, perfect, continue or validate any Security Interest or to enable the Security Party to exercise and enforce its rights hereunder with respect to any of the Collateral.

Section 4. Representations, Warranties and Covenants of the Debtor.

The Debtor, as of the date hereof, hereby represents, warrants and covenants as follows:

4.1 Except for the Security Interest, as of the execution of the Purchase Agreement, and subject to the representations and warranties of Secured Party contained in the Purchase Agreement, Debtor has good and marketable title to, and is the owner of, the Collateral free from any adverse lien, security interest, claim or encumbrance, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

4.2 The locations of the offices where the Debtor maintains its books and records concerning the Collateral are as set forth in Schedule 4.2 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5 hereof

4.3 The Debtor is a corporation organized under the laws of Nevada, qualified to do business in Pennsylvania. The Debtor's exact legal name is as set forth in the first paragraph of this Security Agreement. The Debtor agrees that it will preserve its corporate existence and will not, either in one transaction or a series of transactions, merge into or consolidate with any entity or change its name without providing Secured Party thirty (30) days' prior written notice of a proposed change in name.

4.4 The places of business of the Debtor are as set forth on Schedule 4.4. If the Debtor has more than one place of business, the chief executive offices of the Debtor are at the address set forth in Schedule 4.4 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5 hereof

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4.5 All Goods, Inventory and Equipment of the Debtor are located at one or more of the addresses set forth in Schedule 4.5 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5 hereof.

4.6 Every Account is and will be a good and valid Account representing an undisputed bona fide indebtedness of an account debtor to the Debtor, and there are and will be no defenses, setoffs or counterclaims of any nature whatsoever against any Account; and no agreement, under which any deduction, discount, allowance or special terms of payment may be claimed, has been or will be made with any account debtor without prior notice to the Secured Party.

4.7 Except as enumerated on Schedule 4.7 attached to this Agreement no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.

4.8 The Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith and diligently by the Debtor.

4.9 The Debtor will immediately notify the Secured Party in writing of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

4.10 The Debtor will have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as the Secured Party may reasonably require, containing such terms, in such amounts (not exceeding replacement value), in such form for such periods and written by such companies as may be reasonably satisfactory to the Secured Party, such insurance to be payable to the Secured Party and to the Debtor as their interests may appear. All policies of insurance shall provide for thirty (30) days minimum written notice to the Secured Party of cancellation or material change, and the Debtor shall furnish the Secured Party original policies of insurance or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions.

4.11 The Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any part thereof or any interest therein without the written consent of the Secured Party; provided, however, that the Debtor may sell its Inventory, if any, in the ordinary course of its business, and the Debtor may replace Collateral with other Collateral equivalent thereto.

4.12 The Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof,

4.13 The Debtor will not use the Collateral in violation of any law if such violation could result in a material adverse effect on the Debtor or the Collateral.

4.14 The Debtor will provide to the Secured Party copies of all periodic financial statements and other statements or information prepared by or on behalf of Debtor.

4.15 The Debtor shall give thirty (30) days' prior notice to the Secured Party, in writing, of any new place of business and of the closing of any existing place of business.

Section 5. Records Relating to Collateral.

The Debtor will maintain complete and accurate books and records and make all entries therein to reflect the costs, values and location of its Inventory and Equipment and the transactions and documents giving rise to its Accounts and all payments, credits and adjustments thereto keep its records concerning the Collateral at its office located at 123 W. Nye Lane, Suite 129 Carson City, Nevada 89706, or at such other place or places of business as the Secured Party may approve in writing. The Debtor will hold and preserve such records and Chattel Paper and will permit representatives of the Secured Party at any time during normal business hours to examine and inspect the Collateral and to make abstracts from or copies of such records and Chattel Paper and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request. All Collateral shall be kept at the Debtor's place of business located at 123 W. Nye Lane, Suite 129 Carson City, Nevada 89706, or elsewhere within the Schuylkill, county, Pennsylvania, metropolitan area at such locations as Debtor has advised the Secured Party in writing. No Collateral shall be removed from said location without the Secured Party's written consent.

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Section 6. Events of Default.

In addition to any Event of Default set forth in the Assumption Agreement or Loan Documents, the occurrence of any one or more of the following shall constitute an Event of Default hereunder:

6.1 Failure of Debtor to pay any of the Obligations within five days of when the same shall become due, whether by demand, stated maturity, acceleration or otherwise.

6.2 Failure of Debtor to observe or perform any warranty, covenant, representation, condition or agreement to be observed or performed by Debtor under this Agreement or any of the Loan Documents.

6.3 Default by Debtor with respect to any indebtedness or liability of Debtor to any person or with respect to any security interest, lien or document securing any indebtedness or liability of Debtor to any person.

6.4 Any representation, covenant or warranty made herein, in any of the Loan Documents or in any statement, certificate or other document furnished by Debtor to Secured Party shall be false or misleading in any material respect.

6.5 Debtor shall (i) admit in writing its insolvency or its inability to pay its debts as they mature; (ii) make a general assignment for the benefit of creditors; or (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding or by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Debtor or a substantial part of its property or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 90 days.

6.6 Debtor shall become a debtor in any case under any chapter of the United States Bankruptcy Code.

6.7 Entry of any order, judgment or decree for the dissolution of Debtor.

6.8 Entry of any judgment against Debtor and a good faith determination by Secured Party that the same, when taken together with all other judgments outstanding against Debtor, could result in any material adverse change in Debtor's financial condition, property or ability to pay and perform its Obligations to Secured Party, unless such judgment shall have been discharged or execution thereof stayed within sixty (60) days after entry thereof or discharged within sixty (60) days after the expiration of any such stay or Debtor has filed a Petition to Open or Strike the Judgment.

6.9 Secured Party shall determine in good faith, but in its sole discretion, that any material adverse change has occurred in the prospects or financial condition of Debtor, in the value of any Collateral or in the ability of Debtor to pay and perform the Obligations.

6.10 Injunction or restraint of Debtor from conducting its business in whole or in material part and a determination by Secured Party that the same could result in a material adverse change in Debtor's prospects, financial condition, property or ability to pay and perform the Obligations.

6.11 Any assets of Debtor shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

6.12 Debtor shall be or become insolvent or unable to pay its debts as they mature.

6.13 Uninsured loss, theft, substantial damage, destruction or transfer or encumbrance of any assets of Debtor unless fair value has been received by Debtor, which Secured Party, in the reasonable exercise of its discretion, deems to have a materially adverse effect upon Debtor's ability to repay the Obligations.

6.14 Without Secured Party's prior written consent, Debtor shall enter into or be a party to any merger, division, voluntary dissolution, consolidation or share exchange.

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6.15 Without Secured Party's prior written consent, Debtor shall sell, assign, transfer, convey or lease any interest in all or any substantial part of its assets except in the ordinary course of Debtor's business as it is now being conducted.

6.16 Without prior written notice to Secured Party, Debtor shall change Debtor's name or Debtor's jurisdiction of organization.

6.17 Secured Party's Security Interest in the Collateral shall have been determined to be subordinate in priority of lien to the rights of any third party or unperfected.

Section 7. Remedies Upon Event of Default.

7.1 If any Event of Default shall exist, the Secured Party may, after providing Debtor at least five (5) days written notice, exercise all the rights and remedies of a Secured Party under the U.C.C., and, with respect to Accounts, the rights provided in Section 9 hereinafter. In addition, the Secured Party may, without being required to give any notice except as herein provided, (i) set-off the Additional Collateral against the Obligation; (ii) apply the cash, if any, then held by it as Collateral in the manner specified in Section 11; and (iii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory.

7.2 The Secured Party may require the Debtor to assemble all or any part of theCollateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party.

7.3 Any holder of any or all of the Obligations may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is subject to widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right or redemption of the Debtor. The Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

7.4 The Secured Party shall give the Debtor five (5) days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange, which notice period is deemed by Debtor and by the Secured Party to be commercially reasonable. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

7.5 Secured Party may sell the Collateral without giving any warranties of any kind. Secured Party may specifically disclaim any warranties of title or the like and warranties of fitness and merchantibility. The disclaimer of warranties by the Secured Party shall not be deemed to affect adversely the commercial reasonableness of any disposition of the Collateral.

7.6 The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

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Section 8. Right of Secured Party to Use and Operate Collateral, Etc.

During the existence of an Event of Default, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon taking possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Party may deem proper. The Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Secured Party may see fit, and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provisions of this Agreement (including legal costs and attorneys, fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as the Secured Party shall determine (subject to the provisions of Section 11 hereof).

Section 9. Collection of Accounts.

9.1 The Debtor may collect its Accounts in the ordinary course of its business until the occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Secured Party shall have the right (i) to notify all account debtors and obligors of Accounts that the Secured Party has a security interest therein and that such Accounts have been assigned to the Secured Party and (ii) to direct all such persons to make payments to the Secured Party of all sums owing by them to the Debtor. All collections made by the Debtor during the existence of an Event of Default shall be held in trust by the Debtor for the Secured Party. Any and all disbursements for costs and expenses incurred or paid by the Secured Party with respect to the enforcement, collection or protection of its interest in the Accounts, whether by suit or otherwise, or notification to account debtors and obligors, including reasonable attorneys' fees, court costs and similar expenses, if any, shall become a part of the Obligations secured by the Collateral, payable on demand.

9.2 The Debtor, at such intervals as the Secured Party may determine, shall permit representatives of the Secured Party to inspect all invoices and other documents relating to Accounts, provided, however, that such inspections shall not interfere unreasonably with the operations of the Debtor. The Debtor shall promptly inform the Secured Party of (i) any disputes with any account debtor or obligor relating to the Accounts and (ii) any claimed offset and counterclaim which may be asserted with respect to any Account.

9.3       Upon the occurrence of an Event of Default,

9.31 the Debtor shall keep all collections separate and apart from all of Debtor's other funds and property. Such funds shall be delivered to the Secured Party at the time and in the form designated by the Secured Party;

9.32 all collections of Accounts shall be set forth on itemized schedules, showing the name of the account debtor, the amount of each payment, and such other information as the Secured Party may request; and

9.33 the proceeds of the collections when received by the Debtor shall be deposited into an account designated by the Secured Party. This account shall be subject to the sole control of the Secured Party, and the Secured Party shall have the right at all times in its sole discretion to apply all or part of the monies in said account to payment of the Obligations. The Secured Party, in its sole discretion, may release to the Debtor all or any part of the monies held in said account.

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Section 10. Power of Attorney.

Upon demand by the Secured Party for payment of the Obligations in full or acceleration of the Obligations by the holder of the note, the Debtor does hereby irrevocably make, constitute and appoint the Secured Party and any of its officers, employees or agents as the true and lawful attorneys of the Debtor with power to:

10.1 sign the name of the Debtor on any financing statement, renewal financing statement, notice or other similar document which, in the Secured Party's opinion, must be filed to perfect or continue perfected the Security Interests;

10.2 receive, endorse, assign and deliver, in the name of the Debtor or in the name of the Secured Party, all checks, notes, drafts and other instruments relating to any Collateral including but not limited to receiving, opening and properly disposing of all mail addressed to the Debtor concerning Accounts and to notify postal authorities to change the address for delivery of mail to such address as the Secured Party may designate;

10.3 sign the name of the Debtor on any invoice or bill of lading relating to any Accounts, drafts against account debtors, schedules and assignments of Accounts, notices of assignment, verification of Accounts and notices to account debtors;

10.4 do all other things necessary to carry out the provisions of this Agreement and the Loan Documents.

Neither the Secured Party nor any attorney will be liable for any act of commission or omission, excluding willful misconduct or gross negligence, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remains unpaid.

Section 11. Application of Collateral and Proceeds.

11.1 The proceeds of any disposition of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

11.1.1 first, to pay the expenses of such disposition or other realization, including reasonable commissions of the Secured Party and its agents, all attorneys fees, costs, and expenses incurred in enforcing the Obligations and the Security Interest, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 12 hereof;

11.1.2 second, to the payment of the Obligations in such other manner as the Secured Party, in its sole discretion, shall determine;

11.1.3 third, to pay any indebtedness secured by a security interest in or lien against the Collateral, subordinate to the Security Interest, with respect to which the Secured Party has received an authenticated demand for such proceeds from the holder thereof, and:

11.1.4 finally, to pay the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

11.2 If Secured Party sells any of the Collateral upon credit, Debtor will receive credit only when payments are actually made by the purchaser, received by the Secured Party and applied to the Obligations.

Section 12. Expenses; Secured Party's Lien.

The Debtor will forthwith upon demand pay to the Secured Party:

12.1 the amounts of any taxes, assessments or other amounts which the Secured Party may have been required to pay to free any of the Collateral from any lien thereon; and

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12.2 reasonable fees and disbursements of its counsel and of any agents which the Secured Party may incur in connection with the collection, sale or other disposition of any of the Collateral or any Event of Default on the Debtor's part hereunder.

Section 13. Termination of Security Interest; Release of Collateral.

Upon the repayment and performance in full of all the Obligations, the Security Interest shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interest or release of Collateral, the Secured Party will, at the Debtor's expense to the extent permitted by law, (a) allow Debtor to file any such documents to evidence the termination of the Security Interest or the release of such Collateral, or (b) execute and deliver to the Debtor such documents as the Debtor shall reasonably request, to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

Section 14. Notices.

All notices, communications and distributions hereunder shall be given or made to the following parties at the following address:

(i)       If to the Debtor, to it at:

YIC Acquisitions Corp

123 W. Nye Lane, Suite 129

Carson City, Nevada 89706

with a copy to:

Anthony F. Newton, Esquire

tony. newton@yahoo. corn

(ii)       If to the Secured Party, to it at:

Mid Penn Bank

2407 Park Drive

Harrisburg, PA 17110

Attn: Bonnie Berkoski, Assistant Vice President

with a copy to:

Steven J. Schiffman, Esquire

Schiffman, Sheridan & Brown, P.C.

Suite 201

2080 Linglestown Road
Harrisburg, PA 17110

or at such other address as the addressee may hereafter specify for that purpose by written notice to the other party hereto. Such notices and other communications will be effectively given only if and when given in writing and actually (i) hand-delivered at the address set forth in this Section 14, (ii) received via United States mail, certified or registered mail, return receipt requested, with postage prepaid, addressed as aforesaid, (iii) delivered to a overnight courier service (charges prepaid); or (iv) transmitted by telecopy or other means of electronic transmission.

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Section 15. Waivers, Non-Exclusive Remedies.

No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law.

Section 16. Changes in Writing.

Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

Section 17. Applicable Law; Meaning of Terms.

This Security Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the U.C.C. have the meanings therein stated. This Security Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto and any subsequent holder of the Note. This Security Agreement is for the benefit of any and all future holders of the Note in addition to the Secured Party, each of which shall, without further act, become a party hereto by being a holder of the Note.

Section 18. Consent to Jurisdiction.

Debtor hereby consents to the exclusive jurisdiction of the Court of Common Pleas of Dauphin County, Pennsylvania, and/or the United States District Court for the Middle District of Pennsylvania in any and all actions or proceedings arising hereunder or pursuant hereto, and irrevocably agrees to service of process by certified mail, return receipt requested, to the Notice Address set forth herein or to such other address as Debtor may direct by notice to Secured Party.

SECTION 19. JURY TRIAL WAIVER.

DEBTOR HEREBY WAIVES THE RIGHT TO HAVE ANY CONTROVERSY, ISSUE OR MATTER ARISING HEREUNDER TRIED BY JURY.

Section 20. Severability.

If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction.

Section 21. Headings.

The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 23. ACKNOWLEDGMENT.

THIS SECURITY AGREEMENT CONTAINS A POWER OF ATTORNEY COUPLED WITH AN INTEREST AND IS FOR THE SOLE BENEFIT OF THE SECURED PARTY. THIS SECURITY AGREEMENT IS BEING EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL TRANSACTION FOR BUSINESS PURPOSES AND NOT PRIMARILY FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE SECURED PARTY UNDER THE POWER OF ATTORNEY IS NOT FIDUCIARY FOR THE DEBTOR. IN EXERCISING ANY OF ITS RIGHTS OR POWERS PURSUANT TO THE POWER OF ATTORNEY, THE SECURED PARTY MAY DO SO FOR THE SOLE BENEFIT OF THE SECURED PARTY AND NOT FOR THE SECURED PARTY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF TITLE 20, PENNSYLVANIA CONSOLIDATED STATUTES, SECTION 5601 ET SEQ. AS AMENDED (SPECIFICALLY INCLUDING ACT 39 OF 1999) SHALL NOT BE APPLICABLE TO THE POWER OF ATTORNEY.

{SIGNATURES ON FOLLOWING PAGE}

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IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto all as of the day and year first above written.

DEBTOR:

YIC Acquisitions Corp., a Nevada business corporation

By: /s/ Everett M. Dickson
Name: Everett M. Dickson
Title: President

Secured Party

MID PENN BANK

By: /s/ Bonnie Berkoski
Name: Bonnie Berkoski
Title: Asset Recovery Manager

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Schedule 4.2

1058 Centre Turnpike
Orwigsburg, PA 17961

And

123 W. Nye Lane, Suite 129
Carson City, Nevada 89706

Schedule 4.4

1058 Centre Turnpike
Orwigsburg, PA 17961

And

123 W. Nye Lane, Suite 129
Carson City, Nevada 89706

Schedule 4.5

1058 Centre Turnpike
Orwigsburg, PA 17961

And

123 W. Nye Lane, Suite 129
Carson City, Nevada 89706

Schedule 4.7

None

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SECURED CREDITOR ASSET SALE AND PURCHASE AGREEMENT

This SECURED CREDITOR ASSET SALE AND PURCHASE AGREEMENT, (the "Agreement") is entered into as of June 18 , 2019, by and between Mid Penn Bank a Pennsylvania banking corporation ("Lender"), Yuengling's Ice cream Corporation, a Pennsylvania business corporation ("Debtor"), and YIC Acquisitions Corp., a Nevada business corporation ("Buyer").

WHEREAS, Lender, Debtor and Guarantors have previously entered into three Notes and Security Agreements, as set forth on Exhibit "A" (collectively "Note" and "Security Agreement"), hereafter capitalized terms in this Agreement shall have the same meaning as given to them in the Note and Security Agreement, including the term "Collateral";

WHEREAS, pursuant to the Note and Security Agreement, the Debtors agreed to strictly comply with all terms of the Note and Security Agreement;

WHEREAS, the Debtors have again defaulted under the Note and Security Agreement for, inter alia, failure to make timely payments;

WHEREAS, Lender has given written notice of the defaults;

WHEREAS, pursuant to the terms of and the Security Agreement, Lender has the immediate right to take possession of and sell any and all Collateral as a repossessing creditor, and proceed against the Debtor and Guarantors for any deficiency;

WHEREAS, the Debtors have consented to the Lender so that Lender can exercise its rights and remedies by having Debtor assemble the Collateral and to have Lender sell the Collateral to Buyer by way of a private sale under Pennsylvania's version of Article 9 of the UCC, 13 Pa.C.S.A. § 9610;

WHEREAS, based on these undertakings, Lender and Debtor have agreed to permit Lender to take control of the Collateral and to sell the Collateral to Buyer so long as Buyer assumes all secured debt of Debtor and that Guarantors continue to guaranty the debt as set forth on Exhibit A, on the terms stated below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Lender hereby agree as follows:

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1. Recitals. The foregoing Recital paragraphs are incorporated herein by reference.

2. Purchase and Sale of Transferred Assets; Excluded Assets.

a.         Upon the terms and conditions of this Agreement in consideration of and in exchange for the purchase price set forth in Exhibit "A", ("Assumed Debt") Lender agrees that on the closing date, which shall be 11 days from the date of notice to the Secured Parties, (unless waived by all secured parties) it shall sell to Buyer, and Buyer agrees to purchase from Lender through a private sale under 13 Pa. C.S.A. §9-610 of the Pennsylvania Uniform Commercial Code, all of Debtors right, title and interest in and to the assets described on Exhibit "B" attached hereto ("Collateral"), concurrently with the execution of this Agreement, Lender shall execute and deliver to Buyer the bill of sale, in the form attached hereto as Exhibit "C" (the "Bill of Sale") and Buyer shall pay the Lender, as contemplated by Section 4 of this Agreement, and deliver the assignment and assumption agreement ("Assignment and Assumption") as contemplated by Section 2 of this Agreement.

b.         Excluded Assets. The following assets are excluded from the private sale transaction (collectively the "Excluded Assets"):

i.       All assets set forth on Exhibit "D".

3. Purchase Price. Buyer agrees to pay Lender an amount equal to the Assumed

Debt as set forth on Exhibit "A" by the assumption of the existing debt as set forth in Exhibit "A" ("Purchase Price") for all of the Transferred Assets.

4. Obligations Assumed.

a.            Liabilities. Buyer agrees to assume all debt owed to the Lender as set forth in Exhibit "A" and deliver to Lender the Assignment and Assumption Agreement in the form attached hereto as Exhibit "E" (the "Assignment and Assumption Agreement") to assume those (and only those) liabilities of debtor expressly listed on Exhibit "A" attached hereto (collectively the "Assumed Liabilities").

b.           Liabilities and Obligations Not Assumed. Except as expressly set forth in Section 4a. above, Buyer shall not assume or become obligated in any way to pay any liabilities, debts or obligations of Lender or of Debtor whatsoever. All liabilities, debts and obligations of Lender and of Debtor not expressly assume by Buyer hereunder are hereinafter referred to as the "Excluded Liabilities". The Excluded Liabilities include any liabilities or obligations now or hereinafter arising from Debtor's business activities prior to closing or any liabilities arising out of or connected to the liquidation and winding down of Debtor's business and the following whether incurred or accrued before, at or after closing:

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i.	all taxes of the debtor, including any and all federal, state, local, foreign, or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad velorium tax, transfer tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee in any related charge or amount (including any fine, penalty, or interest), imposed, assessed, or collected by or under the authority of any governmental body and/or agency;

ii	All liabilities with respect to current and former employees of the Debtor, except for liabilities with respect to any such employees retained by Purchaser that accrue after the Closing Date;

iii.	All liabilities relating to Excluded Assets;

iv.	All accounts payable (or other amounts payable) or claims;

v.	Any other liabilities that are not expressly included among the assumed liabilities; and

vi.	Those specific liabilities listed on Exhibit "F" attached hereto.

c.            No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement. Assumption by Buyer of any liabilities or obligations of Lender or of Debtor under Section 4a. above shall in no way expand the rights or remedies of third parties against Buyer as compared to the rights and remedies that the parties would have against the Lender or Debtor if the closing were not consummated.

d.           Books and Records. Buyer shall comply with all applicable federal, state and local laws and regulations with respect to the books and records of Debtor delivered to Buyer pursuant to this Agreement (the "Books and Records") and any and all confidential employee and customer information.

5.       Closing. Subject to satisfaction of the conditions preceded and set forth in Sections 6 and 7 below, the closing of the sale (the "Closing") will be held on the date 11 days after the date hereof, or such date mutually agreed upon by the Lender and the Buyer. The date on which Closing is consummated is referred to herein as the "Closing Date".

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6.       Lender's Conditions Precedent. Lender's obligations to consummate the closing shall be conditioned upon the satisfaction or waiver of the following:

a.            The representations, warranties, and covenants of Purchaser made herein shall have been true as of the Closing Date.

b.            As of the Closing Date, the sale of the Transferred Assets by Lender or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the "automatic stay" under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Debtor.

c.            Buyer shall have paid and delivered the Purchase Price.

d.            Buyer shall have executed and delivered to Lender Buyer's counterparts of (1) the Bill of Sale (2) the Assignment and Assumption Agreement and (3) the Patent Assignment and Trademark Assignment substantially in the forms attached hereto as Exhibits "G" and Exhibit "H", respectively, with respect to the Transferred Assets and Assumed Liabilities (collectively, the "Related Documents").

e.            On the Closing Date, the Private Sale Transaction shall not be stayed or subject to another injunction.

7.       Buyer's Conditions Precedent. Buyer's obligations to consummate the Closing shall be conditioned upon the satisfaction or waiver of the following:

a.            The representations, warranties, and covenants of Lender made herein shall have been true as of Closing Date.

b.            As of the Closing Date, the sale of the Transferred Assets by Lender or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the "automatic stay" under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Debtor. No litigation shall have been filed that would prevent closing or subject Buyer to a claim for damages as a result of the transactions.

c.            Lender shall have executed and delivered to Buyer Lender's counterparts of the Related Documents.

d.            On the Closing Date, the Private Sale Transaction shall not be stayed or subject to another injunction.

8.       Closing Obligations. At Closing, Buyer will deliver to Lender (a) the Purchase Price (if any) and (b) Buyer's executed counterparts of the documents set forth in Section 6.d of this Agreement. Lender will deliver to Buyer Lender's executed counterparts of the document set forth in Section 7c. of this Agreement and Lender shall cause Debtor, to deliver control or possession of the Transferred Assets to Buyer on the Closing Date or at any time or times thereafter as requested by Buyer. The parties hereto further agree to execute and deliver to the other party any other documentation reasonably required or requested by the other party to effectuate the intent of the parties to this Agreement, including documentation required by the United States or foreign patent offices (and otherwise consistent with Article 9 of the Uniform Commercial Code) necessary to implement a proper chain of title in their assignment and ownership records. Following the Closing, Buyer will have the right to immediate possession of the Transferred Assets.

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9.       Representation and Warranties of Lender. Except as expressly set forth in writing in this Agreement, the Transferred Assets are being sold "AS IS" and "WHERE IS" with no representations or warranties of any kind, express or implied, oral or written, with respect to the physical condition, faults or value of the Transferred Assets, There is no warranty relating to title, possession, quiet enjoyment or the like in this disposition. Lender hereby expressly disclaims any and all warranties, express or implied, relating to the Transferred Assets, including the warranty of merchantability and fitness for a particular purpose or any other fact or matter not expressly set forth herein. Upon the Closing, Buyer shall assume all responsibility, shipping costs, storage costs, liability and obligations for the physical condition and status of the Transferred Assets. Prior to Closing, the foregoing costs shall be the sole responsibility of the Debtor. Lender makes no express or implied warranties, representations or endorsements whatsoever, including warranties of merchantability, non-infringement or fitness for a particular purpose with regard to the Transferred Assets, and Lender hereby expressly disclaims any such warranties to the maximum extent permitted by applicable law. Lender makes no representation or warranty and shall have no liability whatsoever on behalf of Lender or any third parties with regard to the operation, performance, nonperformance, quality, availability, completeness, accuracy or security of any of the Transferred Assets or the delay, error, or interruption of the flow of information in connection with use of any of the foregoing. Lender has not undertaken any independent investigation (nor does Lender intend to do so) and Lender disclaims any liability as a result of or obligation to do so, to determine if there is any pending, threatened or potential inquiry, claim, investigation, litigation, proceeding or decree by any federal, state or local authority, or administrative agency, or any private party against or relating to the Transferred Assets, or if the Transferred Assets infringe any third party's intellectual property rights. Notwithstanding the foregoing, Lender represents and warrants to Buyer, as follows:

a.           Lender (i) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to execute, deliver, and perform the transactions contemplated hereby; and (iii) is duly qualified or authorized to conduct business and is in good standing.

b.          The execution, delivery, and performance by Lender of this Agreement and the Related Documents and the consummation of the transaction contemplated hereby are within the power of Lender and have been duly authorized by all necessary actions on the part of Lender. The execution of this Agreement by Lender constitutes, or will constitute, a legal valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

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c.            No consent, approval authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Lender (or any of its properties) is required for (i) Lender's execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Lender of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

d.           Debtor is in default of its obligations under the Loan Documents and other obligations owing to Lender and Lender has validly exercised its rights under the Loan Documents and applicable law in foreclosing on the Collateral and Transferred Assets. Lender has a valid and perfected first priority lien upon and security interest in the Collateral and Transferred Assets, Lender has not amended or modified the Loan Agreement so as to limits its right to enter into this Agreement with Buyer to sell and convey the Debtor's rights and interest in the Transferred Assets.

e.            Lender has provided Notice of Private Sale Under Uniform Commercial Cost to the only other secured creditor, On Deck which has agreed to waive the 10 day notice and has agreed that the sale is commercially reasonable.

f.            Lender has complied with the all applicable provisions of the Uniform Commercial Code and the Loan Documents.

g.          The Consent is and remains fully in effect and enforceable.

h.          The sale of the Transferred Assets by the Lender or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the "automatic stay" under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Debtor.

11.       Representations and Warranties of Buyer. Buyer represents and warrants to Lender, as follows:

a.               Buyer (i) is a duly organized corporation, validly existing, and in good standing under the laws of the State of Nevada; and (ii) has all requisite power and authority to execute, deliver, and perform the transactions contemplated hereby.

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b.               The execution, deliver, and performance by Buyer of this Agreement and the consummation *of the transaction contemplated hereby are within the power of Buyer and have been duly authorized by all necessary actions on the part of Buyer. The execution of this Agreement by Buyer constitutes, or will constitute, a legal valid and binding obligation or Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' right generally and general principles of equity.

c.                No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Buyer (or any of its properties) is required for (i) Buyer's execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Buyer of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

d.               No person or entity acting on behalf of Buyer or any of its affiliates or under the authority of any of them is or will be entitled to any brokers or "finders" fee or any other commission or similar fee, directly or indirectly, from Buyer or any of its affiliates in connection with any of the transactions contemplated hereby.

12.         Expenses. Except as provided in the next sentence or as otherwise provided in this Agreement, Buyer shall bear their own expenses incurred in connection with the transactions contemplated by this Agreement and Reimburse Lender for all of its attorney fees and costs of this transaction. Notwithstanding the foregoing, if either party breaches this Agreement, the breaching party shall be responsible for the costs and expenses, including reasonable attorneys' fees, incurred by the other party in enforcing this Agreement against such breaching party by the non-breaching party.

13.         Transfer Taxes. Buyer shall pay all sales, use, excise, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges, as levied by any taxing authority or governmental agency in connection with the transfer of Transferred Assets contemplated by this Agreement (collectively, the "Taxes").

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14.         Lease; Employees; Continuing Access to Books and Records.

a.            Buyer is solely responsible for negotiating an assignment of the existing lease or negotiating a new lease for any premises leased by Debtor where any of the Transferred Assets are located, if so desired by Buyer, and the Closing under this Agreement is not contingent on such lease.

b.            Buyer is solely responsible for employing former Debtor employees as Buyer desires to employ and the Closing under this Agreement is not contingent on any such employment.

c.            Buyer shall permit Lender and Debtor reasonable access to and use of the Books and Records for wind down and similar corporate purposes. Such access and use shall be permitted during normal business hours and shall be conducted to minimize disruption to Buyer's post-closing operations.

15.         Survival; Indemnity. The representations and warranties and indemnification obligations of Lender and Buyer herein shall survive Closing. Buyer hereby agrees to indemnify, defend and hold Lender and Debtor harmless from and against, any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, proceedings, costs expenses and disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys) which may be imposed on, incurred by, or asserted against Lender or Debtor, as the case may be, in any way relating to or arising out of, or alleged to relate or arise out of, any misrepresentation by Buyer of any representation or warranty made by Buyer in this Agreement or other breach of this Agreement or under the Related Documents or misrepresentation of Buyer contained herein or Buyer's failure to timely discharge and pay the Assumed Liabilities in accordance with the terms of this Agreement. Lender hereby agrees to indemnify, defend and hold harmless Buyer from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs expenses and disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys) which: (a) may be imposes on, incurred by, or asserted against Buyer in any way relating to or arising out of, or alleged to related or arise out of, any misrepresentation by Lender of any representation or warranty made by Lender in this Agreement or other breach by Lender of any term of this Agreement or (b) arises directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any Excluded Liability.

16.         Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing, and shall be deemed given when personally delivered to a party set forth below or when sent by telecopy providing a transmission confirmation (provided that such notices is immediately sent by a recognized overnight delivery service), or three (3) days after mailed by first class mail, registered, or certified, return receipt requested, postage prepaid, or when delivered by nationally-recognized overnight delivery service, with proof of delivery, delivery charges prepaid, in any case address as follows:

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(a)	If intended for Debtor or Guarantors: Yuengling's Ice Cream Corporation

1058 Centre Turnpike
Orwigsburg, PA 17961

(b)	If intended for Lender:

Mid Penn Bank

2407 Park Drive

Harrisburg, PA 17110

Attn: Bonnie Berkoski, Assistant Vice President

(c)	If intended for Buyer:

YIC Acquisitions Corp

123 W. Nye Lane, Suite 129

Carson City, Nevada 89706

17.       Miscellaneous.

a.            Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Transferred Assets, and all prior agreements, understandings, representations and statements, oral or written, are superseded hereby.

b.           Captions. Section captions used in this Agreement are for convenience only, and do not affect the construction of this Agreement.

c.           Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument, Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof and shall be deemed an original signature for all purposes.

d.           Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

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e.            Further Assurances. At any time or from time to time after the Closing, without further consideration, Lender shall, at the request of Buyer, execute and deliver such further instruments and document as Buyer may reasonably request as may be reasonably necessary to evidence or effect the consummation of the transactions contemplated by this Agreement.

f.           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Lender. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

g.          Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania (without reference to conflicts of law principles).

h.         WAIVER OF TRIAL BY JURY. LENDER AND BUYER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, OR, OR OTHERWISE. LENDER AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

i.           SUBMISSION TO JURISDICTION; SELECTION OF FORUM. EACH PARTY HERETO (A) AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN (I) THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF PENNSYLVANIA OR IN THE EVENT THAT SUCH COURT LACKS SUBJECT MATTER JURISDICTION OVER THE ACT OR PROCEEDING, (II) IN AN APPROPRIATE STATE COURT LOCATED IN DAUPHIN COUNTY, PENNSYLVANIA (SUCH COURT IS HEREAFTER REFERRED TO AS THE "CHOSEN COURT" AND (B) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (C) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (D) WAIVES ANY ARGUMENT THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY THERETO, AND (E) AGREES THAT SERVICE OR PROCESS UPON ANY PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 16 OF THIS AGREEMENT.

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j.            Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including", "included" or "include" shall mean "including without limitation".

k.           No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

l.            Successor and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign its rights or interests hereunder without providing the other party with prior written notice; provided, however, that Buyer shall be entitled to assign its rights under this Agreement to an entity wholly-owned by it. Neither party may delegate all or any of its obligations or duties hereunder, without the prior written consent of the other party.

m.          Fees and Expenses. Lender and Buyer shall each bear their own expenses, including legal fees, incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

n.           Confidentiality. Buyer and Lender agree that they will hold in confidence all information, data and documents obtained by them or any of their representatives from any representative, officer, or employee of each other, and that none of them nor any of their representatives will disclose any such information, data or documents to any third party and none of them will discuss this Agreement or the transactions contemplated hereby with any party other than officers, employees, agents and representatives of the party or their legal counsel and financing sources deemed necessary to the completion of the transactions described herein.

o.            Survival. The parties' representations, warranties and obligations contain in this Agreement shall survive the Closing.

[Signature Page Follows]

26

IN WITNESS WHEREOF, Buyer and Lender have caused this Agreement to be executed as of the day and year first above written.

LENDER:

MID PENN BANK

By: /s/ Bonnie Berkoski
Name: Bonnie Berkoski
Title: Asset Recovery Manager

BUYER:

YIC Acquisitions Corp., a Nevada business corporation

By: /s/ Everett M. Dickson
Name: Everett M. Dickson
Title: President

DEBTOR:

Yuengling’s Ice Cream Corporation

By: /s/ David Yuengling
Name: David Yuengling
Title: President

27

EXHIBIT A

SECURED DEBT— LIST OF LIABILITIES

As of 6/5/2019

SBA	1,056,807.27
Line of Credit	814,296.52
Freezer Truck Loan	17,908.02

28

Page 1 of2 Note 5000750:Jl - YUENGLING'S ICE CREAM CORP Relationship Date of Birth Owner Phone Number Tax Identification ********** EIN ** - ******* ( “ ) YUENGLING'S ICE CREAM CORP • 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 Additional Relationships Tax Name: YUENGLING'S ICE CREAM CORP Summary Principal Balance: $1,039,606.21 Interest Method: Interest Balance: Net Payoff: $6,064.36 $1,056,807.27 Current Payment Due Date: Current Payment Due [6) 365/360 Payments P&I - Simple (30/360 Day Basis) May 10, 2019 $16,103.43 Maximum Credit: $1,200,000.00 Amount: Date Last Payment: May 07, 2019 Maximum Credit Code: Non - Revolving Amount Last Payment: $16,103.43 Current Available Credit: $0.00 Current Days Past Due: 26 Current Other Escrow $0.00 Total Amount Due: $43,342.56 Balance: Current Late Charge $11,135.70 Total Amount Past Due: $16,103.43 Balance: Current Other Escrow $0.00 Payment Frequency: Monthly Interest Balance: Participation Balance: $779,704.65 Regular Payment Amount: $16,103.43 Net Principal: $259,901.56 Current Rate Over: 7.500000 Book Balance: $1,039,606.21 One Day's Interest: $216.5846 Net Book Balance: $259,901.56 Current Yield: 7.753615 Total Collateral Value: $0.00 Original Note Amount: $0.00 Pledge LTV: Secured Orlglnal Note Date: Oct 16, 2015 Payments Scheduled: 124 Renewal Date: Oct 17, 2015 Payments Billed: 44 Maturity Date: Mar 13, 2026 Payments Made: 42 Contract Date: Oct 16, 2015 Times Extended: Months To Maturity: 81.3 Times Renewed: 1 Date Accrued Through: Jun 04, 2019 Times Past Due 1 - 29 Days: 22 Date Last Transaction May 20, 2019 Times Past Due 30 - 59 Days: 4 Activity: Date Principal Paid To: Apr 10, 2019 Times Past Due 60 - 89 Days: Date Interest Paid To: May 07, 2019 Times Past Due 90+ Days: Date Last Change: Mar 11, 2019 Date Last Updated: Jun 04, 2019 Available Credit Maximum Credit: $1,200,000.00 Maximum Credit Code: Non - Revolving Available credit: $0.00 Line Available Balance Code: Original Note Amount Date Last Advance: Mar 07, 2016 Date Last Zero Balance: Oct 17, 2015 Amount Last Advance: $75,000.01 Payment Reserve Option: Include In Available Credit Internal Payment Option: (None) Available Credit History

Page 2 of2 2019 2018 Loan - To - Date Principal Advanced: $0.00 $0.00 $1,200,000.00 Principal Pald: $42,243.46 $84,478.16 $160,393.79 Average Balance: $1,058,538.01 $1,124,332.22 Low Principal Balance: $1,039,606.21 $1,081,849.67 High Principal Balance: $1,081,849.67 $1,166,327.83 Days Active: 155 365 Days Inactive: Interest Earned: $33,966.65 $77,240.53 $255,952.34 Interest Paid: $32,477.61 $76,720.35 $249,887.98 Participation Participation Number: 6500075031 Percent Participated: 75.0000% Principal Balance: $779,704.65 Interest Method: [7] 365/360 P&I Separate - Interest Balance: $4,548.27 Principal Payment Simple (30/360 Day Basis) Maturity Payoff: $784,252.92 Frequency: Interest Payment Frequency: Maturity Current Rate Over Split: Service Fee Rate: 7.500000 1.000000 Percent Participated Method: Source Code: Percentage of Base Note Balanc e [600001] Total Amount Past Due: $0.00 Recourse Code: No Recourse Original Note Amount: $900,000.00 Original Note Date: Mar 25, 2016 Maturity Date: (Extended) Mar 13, 2026

Page 1 of 1

MID PENN BANK
349 UNION ST
MILLERSBURG PA 17061

Loan Payoff Statement

Loan Payoff for:		Loan Number:	500075031
YUENGLING'S ICE CREAM CORP		Date Quoted:	Jun 05, 2019
1058 CENTRE TURNPIKE		Payoff Good To:	Jun 05, 2019
ORWIGSBURG PA 17961-9055		Method:	6/6

Collateral: UCC FILING
STATE #2014082901251

Principal:	$1,039,606.21
Interest To Jun 05, 2019:	$6,064.36
Late Charges:	$11,135.70
UCC (I)STATE PAYOFF ADDENDA ON LOAN #2800296	$1.00
Net Amount Due:	**$1,056,807.27**

Additional Information

One Day's Interest :	$216.58

Page 1 of 1 MID PENN BANK 349 UNION ST MILLERSBURG PA 17061 YUENGUNG'S ICE CREAM CORP 1058 CENTRE TURNPIKE ORWIGSBURG PA 1796l - 9055 Loan Payoff Statement Loan Payoff for: YUENGLING'S ICE CREAM CORP 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 Loan Number: Date Quoted: Payoff Good To: Method: 500075031 Jun 05, 2019 Jun 05, 2019 6/6 Collateral:UCC FILING STATE #2014082901251 Pr i ncipal: Interest To Jun 05, 2019: Late Charges: UCC (l)STATE PAYOFF ADDENDA ON LOAN #2800296 Net Amount Due: $1,039,606.21 $6,064.36 $11,135.70 $1.00 $1,056,807.27 Additional Information One Day's Inte rest : $216.58

Page 1 of2 Note 2800296 - YUENGLING'$ ICE CREAM CORP Relationship Date of Birth 1 “ ) YUENGLING'S ICE CREAM CORP .. 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 jg Owner Phone Number Tax Identification ********** EIN ** - ******* Additional Relationships Tax Name: YUENGLING'S ICE CREAM CORP Summary Principal Balance: $800,000.00 Interest Method: [7] 365/360 P&I Separate Interest Balance: $11,266.66 Current Payment Due Date: Jun 30, 2049 Net Payoff: $814,296.52 Current Payment Due $800,000.00 Maximum credit: $800,000.00 Amount: Current Interest Payment May 01, 2019 Maximum Credit Code: Revolving Due Date: Current Interest Payment $4,188.88 Current Available Credit: $0.00 Due Amount: Date Last Payment: Apr 30, 2019 Current Other Escrow $0.0P Amount Last Payment: $4,622.21 Balance: Current Late Charge $2,864.11 Current Days Past Due: 35 Balance: Current Other Escrow $0.00 Total Amount Due: $11,530.77 Interest Balance: Book Balance: $800,000.00 Total Amount Past Due: $8,666.66 Total Collateral Value: $100,000.00 Payment Frequency: Maturity Pledge LTV: 800.00% Regular Payment Amount: $800,000.00 Payments Scheduled: 1 Current Rate Over: 6.500000 Payments Billed: One Day's Interest: $144.4444 Payments Made: Current Vleld: 6.590277 Times Extended: Original Note Amount: $0.00 Times Renewed: 0 Origlnal Note Date: Aug 27, 2014 Times Past Due 1 - 29 Days: 13 Maturity Date: Jun 30, 2049 Times Past Due 30 - 59 Days: 4 Contract Date: Aug 27, 2014 Times Past Due 60 - 89 Days: Months To Maturity: 360.9 Times Past Due 90+ Days: Date Accrued Through: Jun 04, 2019 Date Last Transaction Activity: Date Principal Paid To: May 16, 2019 Aug 27, 2014 Date Interest Paid To: Mar 19, 2019 Date Last Change: Dec 19, 2018 Date Last Updated: Jun 04, 2019 Available Credit Maximum Credit: $800,000.00 Maximum Credit Code: Revolving Available Credit: $0.00 Line Available Balance Code: Current Principal Balance Date Last Advance: Dec 21, 2016 Date Last Zero Balance: Aug 27, 2014 Amount Last Advance: $3,000.00 Payment Reserve Option: Not Included Internal Payment Option: (None)

Page 2 of2 Payment Reserve Balance: Master Note: $0.00 1 Aval/able Credit History 2019 2018 Loan - To - Date Prlnclpal Advanced: $0.00 $0.00 $803,000.00 Prlncipal Paid: $0.00 $0.00 $3,000.00 Average Balance: $800,000.00 $800,000.00 Low Principal Balance: $800,000.00 $800,000.00 High Principal Balance: $800,000.00 $800,000.00 Days Active: 155 365 Days Inactive: Interest Earned: $22,388.87 $47,927.71 $158,491.98 Interest Paid: $17,438.85 $46,961.07 $147,225.32

Page 1 of 1

MID PENN BANK
349 UNION ST
MILLERSBURG PA 17061

Loan Payoff Statement

Loan Payoff for:		Loan Number:	2800296
YUENGUNG'S ICE CREAM CORP		Date Quoted:	Jun 05, 2019
1058 CENTRE TURNPIKE		Payoff Good To:	Jun OS, 2019
ORWIGSBURG PA 17961-9055		Method:	7/0

Collateral: Multiple

Principal:	$800,000.00
Interest To Jun OS, 2019:	$11,266.66
Late Charges:	$2,864.11
SATISFACTION FEE (UCC)	$105.00
SCHUYLKILL COUNTY	$60.75
Net Amount Due:	**$814,2!aS,52**

Additional Information

One Day's Interest:	$144.44

Page 1 of 1 MID PENN BANK 349 UNION ST MILLERSBURG PA 17061 YUENGLING'S ICE CREAM CORP 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 Loan Payoff Statement Loan Payoff for: YUENGUNG'S ICE CREAM CORP 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 Loan Number: Date Quoted: Payoff Good To: Method: 2800296 Jun 05, 2019 Jun OS, 2019 7/0 Collateral: Multiple Pri ncipal : Interest To Jun OS, 2019: Late Charges: SATISFACTION FEE (UCC) SCHUYLKILL COUNTY Net Amount Due: $800,000.00 $11,266.66 $2,864.11 $105.00 $60.75 $814,2!aS,52 Additional Information One Day's Interest: $144.44

Page 1 of 1 Note 500072673 - YUENGL1NG'S ICE CREAM CORP Relatlonshlp Date of Birth 1W Owner Phone Number Tax Identification *"'******** EIN ** - ******* @ YUENGLING'S ICE CREAM CORP • 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 Additional Relationships Tax Name: YUENGLING'S ICE CREAM CORP Summary Principal Balance; $16,749.08 Interest Method: [6] 365/360 Payments P&I Interest Balance: $101.42 Current Payment Due Date: May 06, 2019 Net Payoff: $17,908.02 Current Payment Due $1,321.91 Current Other Escrow $0.00 Amount: Date Last Payment: May 07, 2019 Balance: Current Late Charge $1,057.52 Amount Last Payment: $1,321.91 Balance: Current Other Escrow $0.00 Current Days Past Due: 30 Interest Balance: Book Balance: $16,749.08 Total Amount Due: $3,701.34 Total Collateral Value: $71,108.00 Total Amount Past Due: $1,321.91 Pledge LTV: 23.55% Payment Frequency: Monthly Payments Scheduled: 60 Regular Payment Amount: $1,321.91 Payments BIiied: 49 Current Rate Over: 4.950000 Payments Made: 47 One Day's Interest: $2.3029 Times Extended: current Yield: 4.707332 Times Renewed: 0 Original Note Amount: $70,000.00 Times Past Due 1 - 29 Days: 21 Original Note Date: May 06, 2015 Times Past Due 30 - 59 Days: 2 Maturity Date: May 06, 2020 Times Past Due 60 - 89 Days: Contract Date: May 06, 2015 Times Past Due 90+ Days: Months To Maturity: 11.1 Date Accrued Through: Jun 04, 2019 Date Last Transaction Activity: Date Principal Paid To: May 21, 2019 Apr 06, 2019 Date Interest Paid To: Apr 23, 2019 Date Last Change: Feb 13, 2019 Date Last Updated: Jun 04, 2019

Page 1 of 1

MID PENN BANK
349 UNION ST
MILLERSBURG PA 17061

Loan Payo.ff Stat ement

Loan Payoff for:		Loan Number:	500072673
YUENGLING'S ICE CREAM CORP		Date Quoted:	Jun OS, 2019
1058 CENTRE TURNPIKE		Payoff Good To:	Jun 05, 2019
ORWIGSBURG PA 17961-9055		Method :	6/0

Collateral:VEHICLEmLE
2015 CHEV 4500 COMM CUTAWAY

Principal:	$16,749.08
Interest To Jun 05, 2019:	$101.42
Late Charges:	$1,057.52
Net Amount Due:	**$17,908.02**

Additional Information

One Day's Interest:	$2.30

Page 1 of 1 MID PENN BANK 349 UNION ST MILLERSBURG PA 17061 YUENGUNG'S ICE CREAM CORP 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 Loan Payo . ff Stat ement Loan Payoff for: YUENGLING'S ICE CREAM CORP 1058 CENTRE TURNPIKE ORWIGSBURG PA 17961 - 9055 Loan Number: Date Quoted: Payoff Good To : Method : 500072673 Jun OS, 2019 Jun 05, 2019 6/0 Collateral:VEHICLE mLE 2015 CHEV 4500 COMM CUTAWAY Principal: Interest To Jun 05, 2019: Late Charges: Net Amount Due: $16,749.08 $101.42 $1,057.52 $17,908.02 Additional Information One Day's Interest: $2.30

EXHIBIT B

COLLATERAL

Collateral:

Inventory located at Harvest Storage in Kinzers, PA

Accounts Receivable

Assets

Yuengling's Ice Cream trademark

Butterbeer trademark

Black & Tan trademark

Three Ice cream carts

Three Chest Freezers

Three Epson Ink Jet printers

Five Laptop computers

 Three Coleman Coolers

Two insulated bags

Miscellaneous Office supplies

29

EXHIBIT C

BILL OF SALE

BILL OF SALE PRIVATE UCC SALE

THIS BILL OF SALE PRIVATE UCC SALE (the "Bill of Sale"), dated as of June 18, 2019, is by and between MID PENN BANK, a State Chartered Bank ("MPB"), as agent for itself ("Lender"), as authorized pursuant to 13 P.A.C.S.A 9617, on behalf of Yuengling's Ice Cream Corporation, a Pennsylvania business corporation (the "Debtor") and YIC Acquisitions Corp., a Nevada corporation ("Buyer").

I.       RECITALS

A.              Lender and Buyer are parties to that certain Secured Creditor Asset Purchase Agreement of even date herewith (the "Purchase Agreement"). Capitalized terms used in this Bill of Sale and defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement unless otherwise defined herein.

B.              Under the Purchase Agreement, Lender agreed to sell and Buyer agreed to buy the Transferred Assets, as more fully described on Exhibit "A" attached hereto (the "Transferred Assets").

C.              Lender has exercised its post-default remedies with respect to the Transferred Assets and has noticed the sale of the Transferred Assets to Buyer by private UCC sale in accordance with 13 PA.C.S.A. 9-610 of the Uniform Commercial Code (the "UCC Foreclosure Sale").

D.              In accordance with 13 PA.C.S.A. 9-617, Lender and Buyer now desire to confirm the conveyance of all of Debtor's rights, title and interest in and to the Transferred Assets to Buyer as a result of the UCC Foreclosure Sale.

II.       AGREEMENTS

NOW, THEREFORE, for good a valuable consideration as set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, for itself and for and on behalf of Debtor, hereby sells, conveys, transfers and assigns unto Buyer, its successors and assigns, all Debtor's interest in the Transferred Assets.

LENDER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO: THE TITLE TO THE TRANSFERRED ASSETS; THE CONDITION, DESIGN, OR QUALITY OF THE TRANSFERRED ASSETS; THE FITNESS OF THE TRANSFERRED ASSETS FOR USE OR FOR A PARTICULAR PURPOSE; THE MERCHANTABILITY OF THE TRANSFERRED ASSETS; COMPLIANCE OF THE TRANSFERRED ASSETS WITH THE REQUIREMENTS OF ANY LAWS, RULES, SPECIFICATIONS OR CONTRACTS PERTAINING THERETO;

30

PATENT INFRINGEMENT; LATENT DEFECTS; THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE TRANSFERRED ASSETS OR THE CONFORMITY OF THE TRANSFERRED ASSETS TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO; THE OPERATION, USE, OR PERFORMANCE OF THE TRANSFERRED ASSETS; OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED ASSETS. BUYER ALSO ACKNOWLEDGES THAT LENDER HAS MADE NO REPRESENTATION OR WARRANTY OF ANY KIND, NATURE OR DESCRIPTION EXPRESS OR IMPLIED, WITH RESPECT TO THE OPERATION, USE OR PERFORMANCE OF THE TRANSFERRED ASSETS.

LENDER SHALL HAVE NO LIABILITY TO BUYER OR ANY PERSON WHOMSOEVER (INCLUDING LESSEES OR PURCHASERS OF ALL OR ANY OF THE TRANSFERRED ASSETS) FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSES (INCLUDING ATTORNEYS FEES) OF ANY KIND OR NATURE, WHETHER SPECIAL, CONSEQUENTIAL, ECONOMIC OR OTHERWISE, CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY, OR CONSEQUENTIALLY BY THE TRANSFERRED ASSETS OR ANY PART THEREOF OR PRODUCTS THEREFROM, BY ANY INADEQUACY OF THE TRANSFERRED ASSETS OR DEFCT OR DEFICIENCY THEREIN, BY ANY INCIDENT WHATSOEVER ARISING IN STRICT LIABILITY OR OTHERWISE FORM LENDER'S OR BUYER'S NEGLIGENCE OR OTHERWISE, OR FOR ANY LOSS OF BUSINESS OR DAMAGE WHATSOEVER AND HOWSOEVER CAUSED, OR ARISING OUT OF THE TRANSFERRED ASSETS.

Buyer acknowledges that Lender has made no representation or warranty concerning the location of the Transferred Assets nor whether all of the Transferred Assets are in existence or operational. BUYER PURCHASES THE ASSETS "AS IS" AND WHERESOEVER LOCATED, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND. Buyer accepts the Transferred Assets subject to the terms of this Bill of Sale, and subject to the terms, conditions, and warranties contained in the Purchase Agreement.

Except as set forth in the Purchase Agreement, Buyer agrees to be responsible for all taxes, that are now existing or hereafter are incurred, assessed, or imposed on the Transferred Assets or as a result of the ownership or sale of the Transferred Assets.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

31

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.

LENDER:

Mid Penn Bank

Pursuant to 13 PA. C.S.A. §9617

And for and on behalf of Yuengling's Ice Cream Corporation

By: /s/ Bonnie Berkoski

Name: Bonnie Berkoski

Title: Asset Recovery Manager

BUYER:

YIC Acquisitions Corporation,
a Nevada corporation

By: /s/ Everette Dickson

Name: Everette Dickson

Title: President

32

EXHIBIT D

EXCLUDED

None

33

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assumption Agreement"), dated June 19, 2019, is by and between MID PENN BANK, a Pennsylvania State Chartered Bank, as agent for itself ("Assignor"), as authorized pursuant to 13 PA. C.S.A. §9617, on behalf of Yuengling's Ice Cream Corp a Pennsylvania corporation (the "Debtor"), and YIC Acquisitions Corporation., a Nevada corporation ("Assignee").

I.       RECITALS

A.	Assignor and Assignee are parties to that certain Secured Creditor Asset Purchase Agreement of even date herewith, as amended (the "APA"), pursuant to which Assignor agreed to sell, and Assignee agreed to purchase certain assets of Debtor.[1]

B.	Pursuant to the APA, Assignee also agreed to assume certain liabilities of Debtor.

C.	In connections with the purchase and sale of the assets of Debtor and pursuant to the APA, Assignor has agreed to assign to Assignee certain contracts and other agreements relating to the Debtor's business.

II.       AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                Assignor hereby sells, assigns and transfers to Assignee all of Assignor's and Debtor's right, title and interest in the contracts and other agreements set forth in Exhibit "A" attached hereto.

2.                Assignee hereby assumes any and all obligations associated with the contracts and other agreements set forth in Exhibit "A".

3.                Assignee hereby assumes and agrees to timely pay, perform and discharge when due the liabilities as described in Exhibit "A" of the APA.

4.                Assignee does not hereby assume nor agree to pay, perform, or discharge, and the Debtor shall remain unconditionally liable for, any and all liabilities not set forth on Exhibit A of the APA.

5.                The assumption by Assignee of the liabilities is not intended by the parties to expand the rights and remedies of any third party against Assignee in respect of such liabilities as compared to the rights and remedies which such third party would have had against the Debtor in respect of such liabilities had Assignee not consummated the transactions contemplated by the APA. Nothing contained herein shall, or shall be construed to, prejudice the right of Assignee to contest any claim or demand with respect to any liability assumed hereunder and Assignee shall have all rights which the Debtor may have or have had to defend or contest any such claim or demand.

__________________

1 All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the APA.

34

6.             The scope, nature and extent of the liabilities assumed are expressly set forth in the APA. Nothing contained herein shall change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the APA in any manner whatsoever. This Assumption Agreement does not create or establish liabilities or obligations not otherwise created or existing under or pursuant to the APA. To the extent any terms and provisions of this Assumption Agreement are inconsistent with or in conflict with any term, condition provision of the terms and provisions of the APA, the terms of the APA shall govern and control.

7.             Assignor agrees to take such actions and to execute such documents as Assignee shall reasonably request in order to fully effectuate this Agreement.

8.             This Assumption Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

9.             This Assumption Agreement shall inure to the benefit of and be binding upon the successors and assigns of Assignor and Assignee, respectively.

10.           This Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

35

IN WITNESS WHEREOF, the parties have executed this Assumption Agreement on the date set forth above.

MID PENN BANK

A Pennsylvania State Chartered Bank

Pursuant to 13 PA C.S.A. 9-617

For itself and on behalf of Yuengling Ice Cream Corp.,

a Pennsylvania corporation

By: /s/ Bonnie Berkoski

Name: Bonnie Berkoski

Title: Asset Recovery Manager

YIC Acquisitions Corporation
A Nevada corporation

By: /s/ Everett H. Dickson

Name: Everett H. Dickson

Title: President

[Signature Page to Assignment and Assumption Agreement]

36

EXHIBIT F

LIABILITIES NOT ASSUMED

LITIGATION

Except as expressly set forth in Section 4a. above, Buyer shall not assume or become obligated in any way to pay any liabilities, debts or obligations of Lender or of Debtor whatsoever.

Below is a list of litigation or threatened litigation:

Klunk & Milian Advertising Design, Inc. — Filed suit against Yuengling's Ice Cream Corporation and David Yuengling — initial claim in the amount of $225,349.28

Krasdale Foods, Inc — Filed suit Yuengling's Ice Cream Corporation in the amount of $8,782.31

De Lage Landen Financial Services, Inc. ("DLL") — Filed suit against Yuengling's in the amount of $15,902.29

EchoHR ongoing arbitration — EchoHR is seeking $214,500. EchoHR proposed a settlement of $27,000

Harris Teeter - Demand letter / threat — Harris Teeter requested payment in the amount of $85,863.66

T3C (formerly Retail Solutions) — Emailed threat from Altus Collection Agency — Requested payment of $6,067

Robert Salna requesting repayment on $250,000 9 month 12% convertible note with Yuengling's Ice Cream. Original note signed on December 28, 2017 with Danny landoli. Robert Salna purchased the note from D. landoli on February 1, 2019 for $50,000

Ahold — Threat from the Leviton Law Firm. They have requested payment of $49,958.17

37

EXHBIT G

ASSIGNMENT OF PATENTS

NONE

38

EXHIBIT H

TRADEMARK ASSIGNMENT

This TRADEMARK ASSIGNMENT ("Assignment") is made by MID PENN BANK, a Pennsylvania State Chartered Bank, as agent for itself and Yuengling's Ice Cream Corp. ("Yuengling") (collectively "Assignor"), and YIC Acquisitions Corporation, a Nevada corporation ("Assignee"), and having its principal place of business at 123 W. Nye Lane, Suite 129, Carson

City, Nevada 89706, effective as of June 19, 2019, as follows:

RECITALS

WHEREAS, ASSIGNOR has acquired the right and authority to transfer and assign all rights, title and interest of Yuengling (defined below), in and to the trademark registrations and applications (collectively, the "Marks") set forth in SCHEDULE A, attached hereto and made a part hereof; said trademarks, including all registrations and applications for registration thereof and all rights to sue and recover for past infringement thereof, and all goodwill associated therewith, being collectively referred to herein as the "ASSIGNED TRADEMARKS": found in the attached SCHEDULE A.

WHEREAS, Assignee and Assignor are parties to the Secured Creditor Asset Purchase Agreement of even date herewith (the "Agreement"), pursuant to which Assignor has agreed to, among other things, sell and Assignee has agreed to purchase through a private sale under 13 PA C.S.A §9-610 of the Uniform Commercial Codes substantially all of the assets of Yuengling, including without limitation the ASSIGNED TRADEMARKS; and

WHEREAS, ASSIGNEE and ASSIGNOR wish to transfer record title of the ASSIGNED TRADEMARKS and to execute a document suitable for recordation in the United States Patent and Trademark Office ("USPTO") and other trademark offices worldwide.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ASSIGNOR does grant, assign, transfer, convey and deliver to ASSIGNEE all Yuengling's right, title and interest in, to and under the ASSIGNED TRADEMARKS throughout the world, together with the goodwill of the business in connection with which the ASSIGNED TRADEMARKS have been used in the United States or any other countries.

BOTH PARTIES give to the bearer of an original copy of this Assignment all power to complete all necessary formalities in order to render it fully effective and to represent the Assignee at the USPTO or any trademark office or authority in any country in view of the recording of the change of ownership of these Trademarks.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

39

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have caused this Assignment to be executed by their duly authorized representatives. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

ASSIGNOR:

MID PENN BANK
A Pennsylvania State Chartered Bank
Pursuant to 13 PA C.S.A. §9-617
For itself and for and on behalf of Yuengling's Ice
Cream corporation

By: /s/ Bonnie Berkoski
Name: Bonnie Berkoski
Title: Asset Recovery Manager

ASSIGNEE:

YIC ACQUISITIONS CORP.,
a Nevada corporation

By: /s/ Everett Dickson
Name: Everett Dickson
Title: President

40

SBA Loan#	79514050-01
SBA Loan Name	Yuengling's Ice Cream Corporation
Debtor (Exact full legal name of individual(s), corporation, LLC, partnership, or other organization)	Yuengling's Ice Cream Corporation and YIC Acquisitions Corp.
Borrower	Yuengling' s Ice Cream Corporation
Secured Party	Mid Penn Bank
Date	, 2019
Note Amount	$1,200,000.00

1. DEFINITIONS.

Unless otherwise specified, all terms used in this Agreement will have the meanings ascribed to them under the Official Text of the Uniform Commercial Code, as it may be amended from time to time, ("UCC"). "SBA" means the Small Business Administration, an Agency of the U.S. Government.

2. GRANT OF SECURITY INTEREST.

For value received, the Debtor grants to the Secured Party a security interest in the property described below in paragraph 4 (the "Collateral").

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3. OBLIGATIONS SECURED.

This Agreement secures the payment and performance of: (a) all obligations under a Note dated 10/15/15, made by Yuengling’s Ice Cream Corporation, made payable to Mid Penn Bank, in the amount of $1,200,000.00 ("Note"), including all costs and expenses (including reasonable attorney's fees), incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the Note; (b) all costs and expenses (including reasonable attorney's fees), incurred by Secured Party in the protection, maintenance and enforcement of the security interest hereby granted; (c) all obligations of the Debtor in any other agreement relating to the Note; and (d) any modifications, renewals, refinancings, or extensions of the foregoing obligations. The Note and all other obligations secured hereby are collectively called the "Obligations."

4. COLLATERAL DESCRIPTION.

The Collateral in which this security interest is granted is all of the Debtor's property described below, and indicated by an "X" or other mark on the applicable line, now owned or hereafter acquired, together with all replacements, accessions, proceeds, and products.

[X] a. Equipment	[X] f. Chattel paper

[X] b. Fixtures	[X] g. General intangibles

[X] c. Inventory	[_] h. Documents

[X] d. Accounts	[_] i. Farm products

[_] e. Instruments	[_] j. Deposit accounts

[_] k. Investment property

[_] l. Titled motor vehicles, including mobile or manufactured homes (list make, model, and serial #):

_______________________________________________________

_______________________________________________________

[X] m. Other: Insert specific description of other forms of Collateral not included in categories a through k above (for example, specific commercial tort claim, letter-of-credit rights):

SEE ATTACHED

5. RESTRICTIONS ON COLLATERAL TRANSFER.

Debtor will not sell, lease, license or otherwise transfer (including by granting security interests, liens, or other encumbrances in) all or any part of the Collateral or Debtor's interest in the Collateral without Secured Party's written or electronically communicated approval, except that Debtor may sell inventory in the ordinary course of business on customary terms. Debtor may collect and use amounts due on accounts and other rights to payment arising or created in the ordinary course of business, until notified otherwise by Secured Party in writing or by electronic communication.

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6. MAINTENANCE AND LOCATION OF COLLATERAL; INSPECTION; INSURANCE.

Debtor must promptly notify Secured Party by written or electronic communication of any change in location of the Collateral, specifying the new location. Debtor hereby grants to Secured Party the right to inspect the Collateral at all reasonable times and upon reasonable notice. Debtor must: (a) maintain the Collateral in good condition; (b) pay promptly all taxes, judgments, or charges of any kind levied or assessed thereon; (c) keep current all rent or mortgage payments due, if any, on premises where the Collateral is located; and (d) maintain hazard insurance on the Collateral, with an insurance company and in an amount approved by Secured Party (but in no event less than the replacement cost of that Collateral), and including such terms as Secured Party may require including a Lender's Loss Payable Clause in favor of Secured Party. Debtor hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Debtor's name all proofs of loss, drafts, checks and any other documents necessary for Secured Party to obtain such payments.

7. CHANGES TO DEBTOR'S LEGAL STRUCTURE, PLACE OF BUSINESS, JURISDICTION OF ORGANIZATION, OR NAME.

Debtor must notify Secured Party by written or electronic communication not less than 30 days before taking any of the following actions: (a) changing or reorganizing the type of organization or form under which it does business; (b) moving. changing its place of business or adding a place of business; (c) changing its jurisdiction of organization; or (d) changing its name. Debtor will pay for the preparation and filing of all documents, Secured Party deems necessary to maintain, perfect and continue the perfection of Secured Party's security interest in the event of any such change.

8. PERFECTION OF SECURITY INTEREST.

Debtor consents, without further notice, to Secured Party's filing or recording of any documents necessary to perfect, continue, amend or terminate its security interest. Upon request of Secured Party, Debtor must sign or otherwise authenticate all documents that Secured Party deems necessary at any time to allow Secured Party to acquire, perfect, continue or amend its security interest in the Collateral. Debtor will pay the filing and recording costs of any documents relating to Secured Party's security interest. Debtor ratifies all previous filings and recordings, including financing statements and notations on certificates of title. Debtor will cooperate with Secured Party in obtaining a Control Agreement satisfactory to Secured Party with respect to any Deposit Accounts or Investment Property, or in otherwise obtaining control or possession of that or any other Collateral.

9. DEFAULT.

Debtor is in default under this Agreement if: (a) Debtor fails to pay, perform or otherwise comply with any provision of this Agreement; (b) Debtor makes' any materially false representation, warranty or certification in, or in connection with, this Agreement, the Note, or any other agreement related to the Note or this Agreement; (c) another secured party or judgment creditor exercises its rights against the Collateral; or (d) an event defined as a "default" under the Obligations occurs. In the event of default and if Secured Party requests, Debtor must assemble and make available all Collateral at a place and time designated by Secured Party. Upon default and at any time thereafter, Secured Party may declare all Obligations secured hereby immediately due and payable, and, in its sole discretion, may proceed to enforce payment of same and exercise any of the rights and remedies available to a secured party by law including those available to it under Article 9 of the UCC that is in effect in the jurisdiction where Debtor or the Collateral is located. Unless otherwise required under applicable law, Secured Party has no obligation to clean or otherwise prepare the Collateral for sale or other disposition and Debtor waives any right it may have to require Secured Party to enforce the security interest or payment or performance of the Obligations against any other person.

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10. FEDERAL RIGHTS.

When SBA is the holder of the Note, this Agreement will be construed and enforced under federal law, including SBA regulations. Secured Party or SBA may use state or local procedures for filing papers, recording documents, giving notice, enforcing security interests or liens, and for any other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Agreement, Debtor may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

11. GOVERNING LAW.

Unless SBA is the holder of the Note, in which case federal law will govern, Debtor and Secured Party agree that this Agreement will be governed by the Jaws of the jurisdiction where the Debtor is located, including the UCC as in effect in such jurisdiction and without reference to its conflicts of laws principles.

12. Secured party rights.

All rights conferred in this Agreement on Secured Party are in addition to those granted to it by law, and all rights are cumulative and may be exercised simultaneously. Failure of Secured Party to enforce any rights or remedies will not constitute an estoppel or waiver of Secured Party's ability to exercise such rights or remedies. Unless otherwise required under applicable law, Secured Party is not liable for any loss or damage to Collateral in its possession or under its control, nor will such loss or damage reduce or discharge the Obligations that are due, even if Secured Party's actions or inactions caused or in any way contributed to such loss or damage.

13. SEVERABILITY.

If any provision of this Agreement is unenforceable, all other provisions remain in effect.

14. DEBTOR CERTIFICATIONS.

Debtor certifies that: (a) its Name (or Names) as stated above is correct; (b) all Collateral is owned or titled in the Debtor's name and not in the name of any other organization or individual; (c) Debtor has the legal authority to grant the security interest in the Collateral; (d) Debtor's ownership in or title to the Collateral is free of all adverse claims, liens, or security interests (unless expressly permitted by Secured Party); (e) none of the Obligations are or will be primarily for personal, family or household purposes; (f) none of the Collateral is or will be used, or has been or will be bought primarily for personal, family or household purposes; and (g) Debtor has read and understands the meaning and effect of all terms of this Agreement.

15. DEBTOR NAME(S) AND SIGNATURE(S).

By signing or otherwise authenticating below, each individual and each organization becomes jointly and severally obligated as a Debtor under this Agreement.

[INSERT APPROPRIATE SIGNATURE LINES]

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"Collateral" shall mean all of Debtor's tangible and intangible assets that relate to and are directly derived from the assets purchased from Secured Party pursuant to the SECURED CREDITOR ASSET SALE AND PURCHASE AGREEMENT including, but not limited to, the following: (i) Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Supporting Obligations, books and records (including, but not limited to, manual records, computer runs, print outs, tapes, disks, software, programs, source codes and other computer prepared information and equipment of any kind), all rents, issues and profits of the business of selling ice cream and any other business Debtor is involved in; and (ii) all other tangible and intangible personal property, whether now owned or hereafter acquired, including policies of insurance thereon and all insurance proceeds and unearned premium in connection therewith, together with all accessions, additions to, replacements for and substitutions of Collateral and all cash and non-cash Proceeds and products thereof. "General Intangibles" shall include all designs, patents, patent rights and applications therefor, trademarks and registrations and applications therefor, trade·names, inventions, copyrights and all registrations and applications therefor, license rights, trade secrets, methods, know how, specifications, customer lists, franchises, tax refunds and unearned insurance premiums regardless of any contrary interpretation of such term as now or hereafter used in the Pennsylvania Uniform Commercial Code. In addition a 2015 Chevrolet Truck VIN # IGB65CG6F I 114071 . It is intended that the Collateral shall include ALL ASSETS of the Debtor including all operating contracts.

Collateral shall also include a certain account # 1904690 held at Mid Penn Bank, the Secured Party in the principal amount of $50,000.00 including all interest and earnings thereon. ("Secured Bank Account")

The obligation of Debtor, for which this filing secures, is all debt assumed by Debtor in the acquisition of the assets of Yuengling Ice Cream Corporation .

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SIGNATURE LINE TO SBA FORM 1059-

YIC ACQUISITIONS CORP.

Attest:	YIC ACQUISITIONS CORP.

________________________	By: /s/ Everett Dickson
President

Dated: 6.27.2019

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PA UCC ARTICLE 9 DEFAULT, FORECLOSURE

AND PRIVATE SALE AGREEMENT

This AGREEMENT ("Agreement") is made and entered into this June 18, 2019 by and between, Mid Penn Bank a Pennsylvania banking corporation ("Lender"), Yuengling's Ice cream Corporation, a Pennsylvania business corporation ("Debtor"), and David Yuengling, Robert C. Bohorad and Dacell, LLC, (collectively the "Guarantors" and sometimes when referred to collectively with Debtor as the Debtors") and YIC Acquisitions Corp., a Nevada business corporation ("Buyer").

Recitals

WHEREAS, Lender, Debtor and Guarantors have previously entered into three Notes and Security Agreements, as set forth on Exhibit "A" (collectively "Note" and "Security Agreement"), hereafter capitalized terms in this Agreement shall have the same meaning as given to them in the Note and Security Agreement, including the term "Collateral";

WHEREAS, pursuant to the Note and Security Agreement, the Debtors agreed to strictly comply with all terms of the Note and Security Agreement;

WHEREAS, the Debtors have again defaulted under the Note and Security Agreement for, inter alia, failure to make timely payments;

WHEREAS, Lender has given written notice of the defaults;

WHEREAS, pursuant to the terms of and the Security Agreement, Lender has the immediate right to take possession of and sell any and all Collateral as a repossessing creditor, and proceed against the Debtor and Guarantors for any deficiency;

WHEREAS, the Debtors have consented to the Lender so that Lender can exercise its rights and remedies by having Debtor assemble the Collateral and to have Lender sell the Collateral to Buyer by way of a private sale under Pennsylvania's version of Article 9 of the UCC, 13 Pa.C.S.A. § 9610;

WHEREAS, based on these undertakings, Lender and Debtor have agreed to permit Lender to take control of the Collateral and to sell the Collateral to Buyer so long as Buyer assumes all secured debt of Debtor and that Guarantors continue to guaranty the debt as set forth on Exhibit A, on the terms stated below;

NOW, THEREFORE, in consideration of $10.00, intending to be legally bound hereby and the mutual agreements and undertakings that follow, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Debtors' Agreements and Acknowledgements

1.1.    Debtor and Guarantors hereby acknowledge that the above recitals are true and correct.

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1.2.    Debtor and Guarantors hereby acknowledge, that they are in default under the Note and Security Agreement and that as of June 5, 2019, the aggregate amount due Lender from Debtor under the Note and Security Agreement is set forth on Exhibit A (hereafter the "Existing Debt"). The Existing Debt is subject to increase, decrease or other adjustment as a result of (i) interest, accruing after June 5, 2019, and (ii) payments or charge backs of items in the process of collection, and (iii) any further advances made by Lender. Debtor and Guarantors hereby waive and release any and all claims whether known or unknown which they may have, against Lender, including but not limited to any setoffs, counterclaims or defenses any of them may have against Lender with respect to the Existing Debt.

1.3.   As of June 5, 2019 each of the items listed on Exhibit B hereto ("Collateral"), were owned by and in Debtor's possession and control. Debtor and Guarantors acknowledge that each such amount is still outstanding and due and owing to Lender and that such amount owed is greater than the value of the Collateral.

1.4.   Lender, pursuant to 13 Pa.C.S.A. § 9610 shall sell all of the Collateral 11 days after notice to Debtor, Guarantors and other parties claiming security interest in the Collateral to Buyer, unless notice has been waived.

1.5   Buyer shall assume the Debt set forth on Exhibit A, execute all assumption documents set forth on Exhibit C and each Guarantor shall continue to guaranty the debt of Buyer and pledge any proceeds they receive from Buyer to Lender. Said pledge agreement is attached as Exhibit D.

2. Future Advances

Lender may, in its sole discretion, make future advances under the Security Agreement, and all such advances shall be secured by the Collateral.

3. Operations

3.1.   From the date hereof to the date of transfer to Buyer, Debtors may use any income in the ordinary course to maintain the business, to pay Debtor's reasonable and customary operating expenses. Lender shall not supply any cash necessary to meet the expenses. Buyer shall have the right to advance funds necessary to ensure that the business of Debtor continues pending the transfer to Buyer.

3.2.   From and after the date hereof, Lender may take possession of the Collateral without any further notice or action required by Lender. If requested by Lender, Debtors shall assemble the Collateral at its then location, and voluntarily and peaceably turn over possession of the Collateral to Lender. Any Collateral held or received by Debtors on or after such date shall be deemed to be held in trust by Debtors for the benefit of Lender, and Debtors shall immediately deliver possession of such Collateral to Lender. Debtors shall follow Lender's other reasonable instructions with respect to the liquidation of all or part of the Collateral.

3.3.   From and after the date hereof, Lender shall have the right, but shall not be obligated, to take possession of and sell any and all Collateral, and to apply the net proceeds received to the outstanding amount of the Existing Debt. Debtors agree that any disposition of Collateral by private sale to Buyer shall be a commercially reasonable sale of such collateral. However, Guarantors shall continue to be liable for the debt to the extent of Buyer's assumption of the debt set forth on Exhibit A.

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4. Debtor's Continued Liability

Even after full performance by Debtors under this Agreement, Lender shall retain all of its rights and remedies under the Security Agreement and Guaranty, including but not limited to enforcement of its rights and remedies against any remaining Collateral, seeking judgment against Debtor and the Guarantors for the full amount of the Debt, or any deficiency remaining after the disposition of some or all of the Collateral, for all of which Debtor and Guarantors shall remain jointly and severally liable.

5. Notice of Sale and Commercial Reasonableness

Debtor and Guarantors, pursuant to 13 Pa.C.S.A. § 9611(a)(2) hereby waive any notification before disposition of collateral that may be required by statute to the full extent allowed by law. Debtors and Guarantors agree that the method of sale of the Collateral contemplated by this Agreement, has been requested by the Debtors, and will constitute a commercially reasonable disposition of the Collateral.

6. Notification of other Secured Parties

Pursuant to 13 Pa.C.S.A. § 9611(c)(iii) the notification of the private sale shall be sent to On Deck Capital, 901 N. Stuart Street, Suite 700, Arlington, VA 22203, Attn Director of Operations no less than 11 days prior to the sale. The Notice shall be in the form set forth in Exhibit E. On Deck Capital has waived notice and agreed to the commercial reasonableness of the sale.

7. Notice to Account Debtors

Lender may, at any time, notify, in writing, each account debtor, of Debtor, that all rents, profits, receipts, accounts, income of any kind, and any right to payment owed or due to Debtor, has been assigned to Lender, and that all future payments due Lender shall be made directly to Lender, pursuant to the terms of a Security Agreement between the parties, and that the notification may not be changed except by written notice signed by Lender.

9. Possession of Collateral

Lender shall be considered in possession of the Collateral as of the execution of this Agreement, however, subject to the continued operation of the business of the Debtor as set forth herein to maximize the value of the Collateral to the Buyer.

10. Events of Default

10.1. The following events shall constitute an event of default under this Agreement:

(a)    Any default in the payment when due, of any amounts due to Lender under the Security Agreement;

(b) Any failure by Debtor or Guarantors to perform all of their obligations under this Agreement;

(c)   An application for the appointment of a receiver for, or the making of an assignment for the benefit of creditors by, or the filing of a voluntary petition under the U.S. Bankruptcy Code, however expressed or indicated, by Debtor, or Guarantors within one year of the date of execution of this Agreement; and

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(d)   Any non-monetary default under the terms of the Security Agreement occurring after the date of execution of this Agreement;

10.2. If an event of default or defaults under this Agreement occurs, in addition to all other rights and remedies available to Lender, Lender shall be entitled to:

(a)   Recover from Debtor the entire amount of the Existing Debt, plus interest accruing after the date hereof, until all such amounts are paid in full, plus charges and any other advances made under the Security Agreement, less a credit in the aggregate amount of payments actually made by Debtors to Lender after the execution of this Agreement, for all of which Debtor and Guarantors shall remain liable to Lender and which amount shall be immediately due and payable without demand or notice;

(b)   Take possession of and sell any and all of the remaining Collateral of Debtor as a repossessing creditor under the Uniform Commercial Code.

(c)   Collect any of the accounts or general intangibles due or to become due Debtor.

10.3.   In the event that Lender takes possession of and sells any of the Collateral, or collects any accounts or general intangibles, and any amount remains due under the Security Agreement, Debtor and Guarantors shall be jointly and severally liable for payment of such deficiency to Lender.

10.4.   Any bankruptcy reorganization or receivership proceeding commenced by Debtor will be an event of default under this Agreement, and such proceeding shall be deemed to have been commenced in "bad faith," and the parties irrevocably agree that Lender would be entitled to immediate relief from the automatic stay for cause under 11 U.S.C.A. s 362 with respect to the Collateral in any such proceeding.

10.5.  In the event of any litigation in connection with this Agreement, the Lender shall be entitled to recover from Debtor and Guarantors its collection expenses, court costs and reasonable attorneys' fees, including any post judgment collection costs and attorneys' fees and costs incurred in connection with an appeal or any bankruptcy proceeding.

11. Private Sale of Collateral to VIC Acquisitions Corp

11.1   Pursuant to 13 Pa.C.S.A. § 9617 Lender is authorized to transfer title to the Collateral on behalf of Borrower.

11.2   Lender agrees to sell all of the Collateral to Buyer, and Buyer Agrees to purchase all of the Collateral from Lender through a private foreclosure sale under 13 Pa.C.S.A. § 9610 on the terms and conditions set forth in the SECURED CREDITOR ASSET SALE AND PURCHASE AGREEMENT, of even date herewith (the "Private Sale Transaction").

12. Miscellaneous

12.1.     This Agreement is not intended as a novation, nor does it discharge or constitute payment of the Debt. Except as expressly modified, all terms of the Security Agreement shall continue in full force and effect, and all of Debtors' obligations thereunder shall continue in full force and effect.

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12.2.   Debtors shall execute and deliver to Lender such other security agreements, loan documents or financing statements or amendments covering the Collateral as are requested by Lender.

12.3.   Failure or failures by Lender to exercise any right hereunder shall not be construed as a waiver of its right to exercise the same or any other right at any time or from time to time thereafter nor shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other rights or remedies.

12.4.   Unless Debtor and Guarantors give Lender written notice of change of address, any notice to Debtor and Guarantors, shall be effective when sent, if sent to Debtor and Guarantors, at the addresses set forth below, by telecopy or similar facsimile transmission, certified mail, return receipt requested, or express mail overnight service by private carriers or by first class mail.

(a) If intended for Debtor or Guarantors:

Yuengling's Ice Cream Corporation

1058 Centre Turnpike

Orwigsburg, PA 17961

(b) If intended for Lender:

Mid Penn Bank 2407 Park Drive

Harrisburg, PA 17110

Attn: Bonnie Berkoski, Assistant Vice President

(c) If intended for Buyer:

YIC Acquisitions Corp

123 W. Nye Lane, Suite 129

Carson City, Nevada 89706

12.5.   Time is of the essence of this Agreement

12.6.  This Agreement, the Security Agreement, and the Guaranty represent the entire agreement between the parties and may not be modified or amended except by a writing signed by the party against whom enforcement of the modification or amendment is sought. All prior negotiations, representations, understandings or course of dealing are merged into the terms of this Agreement, the Forbearance Agreement, the Security Agreement and Guaranty.

12.7.  This Agreement, shall be governed by, and construed in accordance with, Pennsyvlania law.

12.8.   If any term or terms of this Agreement are found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining terms of this Agreement.

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12.9.   This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute a single instrument.

12.10. THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING FROM OR RELATED TO, TO ENFORCE THE TERMS OF, OR TO COLLECT ANY AMOUNTS DUE UNDER ANY OR ALL OF THIS AGREEMENT OR THE NOTE, GUARANTY AND SECURITY AGREEMENT.

12.11. JURISDICTION AND VENUE FOR ANY SUIT SHALL BE EXCLUSIVELY IN DAUPHIN COUNTY PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF PENNSYLVANIA.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the first date set forth above.

LENDER

MID PENN BANK

By: /s/ Bonnie Berkoski

Asset Recovery Manager

DEBTOR:

Yuengling’s Ice Cream Corporation

By: /s/ David Yuengling, President

GUARANTORS

/s/ David Yuengling

/s/ Robert C. Bohorad

BUYER:

TIC Acquisitions Corp.

By: /s/ Everett Dickson

Name: Everett Dickson

Title: President

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EXHIBIT A

SECURED DEBT- LIST OF LIABILITIES

As of 6/5/2019

SBA	1,056,807.27
Line of Credit	814,296.52
Freezer Truck Loan	17,908.02

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55

56

57

58

59

60

61

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EXHIBIT B

COLLATERAL

Collateral:

Inventory located at Harvest Storage in Kinzers, PA

Accounts Receivable

Assets

Yuengling’s Ice Cream trademark

Butterbeer trademark

Black & Tan trademark

Three Ice cream carts

Three Chest Freezers

Three Epson Ink Jet printers

Five Laptop computers

Three Coleman Coolers

Two insulated bags

Miscellaneous Office supplies

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Exhibit C

ASSIGNMENT AND ASSUMPTION

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Assumption Agreement

THIS ASSUMPTION AGREEMENT (Assumption Agreement) is made as of the date of the last of the parties to execute this Assumption Agreement (date of this Assumption Agreement) by and between YIC Acquisitions Corp, a Nevada business corporation hereinafter referred to as (New Borrower), Yuengling's Ice Cream Corp, (Original Borrower), and Mid Penn Bank/Miners Bank, a Pennsylvania State banking corporation (Bank).

RECITALS

Original Borrower financed the operation of an ice cream manufacturing business located at 1058 Centre Turnpike, Orwigsburg, Schuylkill County, Pennsylvania by three loans in the original amounts of $1,200,000.00 (guaranteed by the SBA) (the "SBA Loan"), $800,000.00 line of credit, as increased by agreement dated June 9, 2015, ("LOC) and $70,000.00 truck loan ("Truck Loan") (collectively the "Loan") from Miners Bank now a Mid Penn Bank in accordance with the provisions set forth in the following documents:

SBA LOAN

1. Promissory Note, dated October 16, 2015, in the original principal amount of$1,200,000.00, executed by Original Borrower (Promissory Note);

2. Security Agreement covering all assets (Business Assets) of Original Borrower dated October 16, 2015 and covered by a blanket UCC-1 Financing Statement recorded August 29, 2014, as Instrument No. 2014082901251 amended by Instrument# 2015112000841 filed November 18, 2015 of the records of PA Department of State Corporation Bureau (Financing Statement);

5.  The Promissory Note, Security Agreement, Guaranty of David Yuengling, Guaranty of Robe1t C. Bohorad, Financing Statements, and all other documents executed or delivered in connection therewith, are hereafter called the SBA Loan or SBA Loan Documents. All terms used herein and not otherwise defined herein shall have the respective meanings given to them in the SBA Loan Documents;

LOC Loan

1.   Promissory Note, dated August 27, 2014, in the original principal amount of $500,000.00, executed by Original Borrower and subject to a Change in Terms Agreement dated May 13, 2015 increasing the line of credit to $700.000.00 and subsequent Change in Terms Agreement Dated June 9, 2015 increasing the LOC to $800,000.00 (LOC Promissory Note);

2.   Security Agreement covering all assets of Original Borrower dated August 27, 2014, and covered by a blanket UCC-1 Financing Statement recorded August 29, 2014, as Instrument No. 2014082901251 amended by Instrument # 2015112000841 filed November 18, 2015 of the records of PA Department of State Corporation Bureau (Financing Statement). Assignment of Deposit or Share Account dated August 27, 2014 pledging Certificate of deposit #880252 in the amount of $100,000 as security for the LOC Loan;

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3. Pursuant to a Change in Terms Agreement Dated December 14, 2017 DaceII, LLC Granted an Open - End Mortgage and Security Agreement against 1058 Centre Turnpike, Orwigsburg, PA I 7961 (the "Property") in the amount of $800,000.00 dated December 14, 2017, recorded December 26, 2017, at Instrument #201700015952 of the records of Schuylkill County, PA (Mortgage);

4.  Absolute Assignment of Rents and of Landlord's Interest in Leases dated December 14, 2017, recorded December 26, 2017, at Instrument #201700015953 of the records of Schuylkill County, PA, (Assignment of Rents);

5. The Promissory Note, Security Agreement, Guaranty of David Yuengling, Guaranty of Robert C. Bohorad, Financing Statements, Mortgage, Assignment of Rents and all other documents executed or delivered in connection therewith, are hereafter called the LOC Loan or LOC Loan Documents. All terms used herein and not otherwise defined herein shall have the respective meanings given to them in the LOC Loan Documents;

Truck Loan

1.  Promissory Note, dated May 6, 2015, in the original principal amount of $70,000.00, executed by Original Borrower (Truck Promissory Note);

2.   Security Agreement covering the 2015 Chevrolet 4500 Commercial Cutaway (VIN 1GB6G5CG6Fl 114071 by Original Borrower dated August 27, 2014, 2015 and covered by a notation on the certificate of title of said Truck (Title);

3.  The Promissory Note, Security Agreement, Guaranty of David Yuengling, Guaranty of Robert C. Bohorad, Financing Statements, and all other documents executed or delivered in connection therewith, are hereafter called the Truck Loan or Truck Loan Documents. All terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Truck Loan Documents;

Original Borrower has fallen in default of the three Loans and has agreed to permit Bank to do an Article 9 sale of all assets to New Borrower which desires to acquire the right, title, and interest of Original Borrower in and to the Property, which sale, by Bank on behalf of itself and in the name of the Original Borrower is done pursuant to 13 PA C.S.A 9610 et seq and under 13 PA C.S.A 9617;

In order to induce Bank to transfer the assets of Original Borrower and permit an assumption by New Borrower of the rights, duties, and obligations of the Original Borrower under the Loan Documents, New Borrower and Bank with the consent of Original Borrower have agreed to enter into this Agreement;

Bank is willing to agree to the sale, conveyance, and transfer of the Property to the New Borrower, provided the New Borrower assumes the obligations and liabilities of the Original Borrower under the Loan Documents, as more specifically set forth herein; and

New Borrower is willing to assume such obligations and liabilities.

AGREEMENT

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

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ARTICLE 1. Assumption of Obligations by New Borrower

The New Borrower hereby fully and unconditionally assumes all of the obligations, liabilities, covenants, representations, and warranties of the Original Borrower under each of the Loan Documents, and New Borrower hereby fully and unconditionally assumes and agrees to pay the unpaid balance of the indebtedness evidenced by the Loan, as it exists from time to time, in accordance with all the terms and conditions thereof, and further agrees to comply with and perform all the duties, obligations and covenants of the Original Borrower in the Loan Documents at the times and in the manner provided therein. New Borrower hereby acknowledges that it has received and reviewed copies of all the Loan Documents and understands the provisions, contents and effect thereof. New Borrower further acknowledges that the unpaid principal balance of the indebtedness evidenced by the Loan through and including all payments through the date hereof is as follows: SBA Loan $1,056,807.27, LOC Loan $814,296.52, Truck Loan $17,908.02.

ARTICLE 2. Liability of Original Borrower

Original Borrower and all guarantors hereby acknowledge and agree that Original Borrower and all guarantors remain liable under the Loan Documents to the extent of the liability of Original Borrower and all guarantors under the Loan Documents.

ARTICLE 3. Consent to Transfer

Bank hereby transfers the Business Assets as set forth in the PA UCC Article 9 Default, Foreclosure and Private Sale Agreement (Sale Agreement) from itself in the name of the Original Borrower to New Borrower subject to all the terms and conditions hereof. Bank does not hereby consent to any other or further transfers of the Property except as herein provided.

ARTICLE 4. Lien Priority

It is expressly understood and agreed that the Mortgage from Dacell, LLC is now and shall continue to be a first lien upon the Property and that the Security Agreements and the UCC-1 filing shall continue as a lien upon the Business Assets as defined in the Security Agreements, and that nothing done or said in this Assumption Agreement is intended or shall be construed as discharging, limiting or affecting in any manner, the lien of the Mortgage on the Property. Further, New Borrower shall execute a Security Agreement against all Business Assets, as set forth in the Loan Document and Bank shall record a UCC-1 with the Nevada Department of State to secure all Business Assets transferred to New Borrower.

ARTICLE 5. Fees and Costs

Original Borrower agrees to pay all expenses in connection with this transaction including, without limitation, attorney's fees, recording fees, sales tax, title, and escrow fees. Bank shall be at no expense by reason of this transaction.

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ARTICLE 6. Authority to Execute

Each of the parties hereto represents and WatTants that this Assumption Agreement is duly executed and delivered by them and constitutes a legal, valid, and binding obligation on them, enforceable in accordance with its terms.

ARTICLE 7. Waiver and Release

Both Original Borrower and New Borrower and their guarantors hereby unconditionally waive and release any and all claims, actions, or suits he, she, it, or they have or may have against Bank, its officers, agents, directors, employees, shareholders, successors or assigns, arising out of or in connection with the Loan Documents, the debt evidenced thereby or the handling, course of conduct, closing, or servicing thereof.

ARTICLE 8. No Modification

The Loan Documents are not altered, amended, or modified by reason of this Assumption Agreement, and except as specifically set forth herein, the Loan Documents remain in full force and effect and their validity and enforceability is hereby ratified and confirmed by the parties hereto.

ARTICLE 9. Address for Notice

New Borrower's address for any notice under the Loan Documents is: YIS Acquisitions Corp, 123 West Nye LN Ste 129 Carson City NV 89706.

ARTICLE 10. Construction

Jurisdiction; Venue. This Agreement has been delivered to and acc.epted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. This Agreement will be interpreted in accordance with the laws of the Commonwealth of Peru1Sylvania, excluding its conflict oflaws rules. New Borrower hereby irrevocably consents to the exclusive jurisdiction of Dauphin County and the Middle District and consents that the Bank may affect any service of process in the manner and at Borrower's address set forth above for providing notice or demand; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against New Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. New Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and New Borrower. New Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

Waiver of Jury Trial. New Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury New Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this Agreement or the transactions related hereto. New Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. New Borrower acknowledges that the Bank has been induced to enter into this Agreement by, among other things, the provisions of this Section.

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ARTICLE 11. Confession of Judgment

CONFESSION OF JUDGMENT - UPON DEFAULT UNDER THIS AGREEMENT, ANY OF THE NOTES OR LOAN DOCUMENTS ASSUMED BY THE NEW BORROWER, THE UNDERSIGNED HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT THEREIN AGAINST THE UNDERSIGNED, OR ANY OF THEM, FOR THE AMOUNT WHICH FROM THE FACE HEREOF MAY APPEAR TO BE DUE HEREON, (OR, IF SUCH AN ATTORNEY SO ELECTS, FOR THE AMOUNT WHICH MAY BE DUE HEREON AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF THE BANK SETTING FORTH THE AMOUNT THEN DUE) INCLUDING ACCRUED INTEREST, PLUS 5% OF SUCH PRINCIPAL AND INTEREST AS AN ATTORNEY'S COMMISSION, WITH COSTS OF SUIT, WITH THE ACTUAL AMOUNT OF REASONABLE ATTORNEYS' FEES AND COSTS, COLLECTED, TO BE DETERMINED IN ACCORDANCE WITH THE SECTION OF THIS NOTE ENTITLED "PAYMENT OF COSTS AND ATTORNEYS' FEES," RELEASE OF ERRORS, AND WITHOUT RIGHT OF APPEAL. IF A COPY HEREOF, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SAID PROCEEDING, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE UNDERSIGNED WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER HEREOF SHALL ELECT, UNTIL ALL SUMS PAYABLE OR THAT MAY BECOME PAYABLE HEREUNDER BY THE UNDERSIGNED HAVE BEEN PAID IN FULL.

PAYMENT OF COSTS AND ATTORNEYS' FEES - The undersigned shall be liable, and shall reimburse the holder of the Notes ON DEMAND for all reasonable attorneys' fees and expenses incurred by Bank in the event that holder engages an attorney to represent it in connection with (1) any alleged default by New Borrower under this Agreement or any other agreement issued in connection with or arising out of any of the Loan Documents related to the Note and this Assumption Agreement; (2) the enforcement of any of the holder's rights and remedies under the Notes, (3) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against New Borrower, and/or (4) any potential and/or actual litigation arising out of or related to any of the foregoing. New Borrower shall also be liable and shall reimburse Bank on demand for all other reasonable costs and expenses incurred by Bank in connection with the collection, preservation and/or liquidation of any Collateral Security for any of New Borrower's obligations under this Note.

ARTICLE 12 Recitals

The recitals set out herein are incorporated into and made a part of this Assumption Agreement.

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ARTICLE 13. Execution in Counterparts

This Assumption Agreement may be simultaneously executed in several counterparts, each of which shall be original and all of which shall constitute but one and the same instrument.

Dated:	YIC Acquisitions Corporation

June 18, 2019	By: /s/ Everett Dickson

Yuengling’s Ice Cream Corp.

By: /s/ David Yuengling, President

Mid Penn Bank/Miners Bank

6/28/19	By: /s/ Bonnie Berkoski
Asset Recovery Manager

The Guarantors David Yuengling, Robert C. Bohorad and Dacell, LLC hereby consent to the Assumption Agreement, the sale of the Assets by Bank to YIS Acquisitions Corporation and reaffirm our guaranty and reauthorize our confession of judgments previously executed by each.

Dated: _______
/s/ David Yuengling
David Yuengling

/s/ Robert C. Bohorad
Robert C. Bohorad

Dacell, LLC

By: /s/ David Yuengling

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Exhibit D

GUARANTOR PLEDGE AGREEMENT

71

STOCK PLEDGE AND SECURITY AGREEMENT

THIS AGREEMENT is dated this 18 day of June, 2019, by and between David Yuengling and Robert C. Bohorad individual residents of the Commonwealth of Pennsylvania (hereinafter referred to as "Debtor", "Pledgor" and/or "Guarantor"), Yuengling's Ice Cream Corp, a corporation organized under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as "Borrower") and YIC Acquisitions Corp .., a Nevada corporation ("hereinafter referred to as "Buyer") and Mid Penn Bank, a Pennsylvania Banking Corporation (hereinafter referred to as "Bank" or "Seller").

BACKGROUND

Borrower entered into Loans with Bank as follows: October 16, 2015 in the amount of $1,200,000 with a current outstanding balance, as of June 5, 2019, of $1,056,807.27; August 27, 2014 as later amended in the amount of $800,000.00 with an outstanding balance as of June 5, 2019, of $814,,296.52 and May 6, 2015 in the amount of $70,000.00 with an outstanding balance as of June 5, 2019 of $17,908.02. (hereinafter collectively the "Loans" or individually the "Loan" or "Indebtedness").

Borrower has defaulted on the Loans and Bank has chosen to exercise its rights under Article 9 of Pennsylvania's version of the Uniform Commercial Code.

Bank has exercised its rights this date and has sold all the assets to YIC Acquisitions Corp, which has agreed to assume the Loans

David Yuengling and Robert C. Bohorad are still Guarantors of the Loans who have consented to and do not object to Bank's decision to exercise its rights under the Loans.

Guarantors' have been given rights by Buyer to purchase certain stock in Buyer.

As a condition of Bank's agreement to permit Buyer to assume the Loans Guarantors have agreed to pledge all Stock in Buyer, that they acquire, to Bank until the Loans are paid in full.

The signing of this agreement by all parties shall constitute the consent to the sale of the assets, the agreement to pledge the Stock and consent by each party that no action will be taken to defeat the Bank's security interest in the assets being sold.

For purposes of this agreement the reference to the "Sale Agreement" shall mean the Secured Creditor Asset Sale and Purchase Agreement, Assumption Agreement and the PA UCC Article 9 Default, Foreclosure and private Sale Agreement, collectively.

Guarantors desire to pledge the Stock to Bank to secure the guaranty of David Yuengling and Robert C. Bohorad.

WITNESSETH

In consideration of the premises above which are incorporated herein by reference and the mutual covenants hereinafter set forth and other good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

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1.  Pledge of Collateral. A. Shares of Stock: As collateral security for the full and prompt payment of the Indebtedness when due and payable, Debtor hereby pledges and assigns to Bank and grants Bank a security interest in the following collateral: (a) The shares to be conveyed to Debtor under any agreement with Buyer; and (b) All stock and liquidating dividends on any of the aforesaid shares, any and all shares of stock or fractions thereof issued pursuant to any stock split relating to such shares, any and all distributions of capital made on such shares, arid any and all shares of stock, obligations or other property distributed pursuant to a recapitalization or reclassification of the capital of the Company or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Company, or pursuant to the merger or consolidation of the Company with or into another corporation, and all proceeds of such shares of any nature whatsoever. (All of the said collateral described in this paragraph is hereinafter sometimes referred to as the "Pledged Shares.") Said Pledged Shares shall not include any ordinary distributions and dividends.

2.  Share Certificates and Endorsements. Upon issuance by Buyer, Pledgor shall cause to be delivered to Bank the share certificates representing the Pledged Shares, together with proper instruments of assignment duly executed in blank by Pledgor with respect to the Pledged Shares.

3.  Default. Pledgor shall be deemed to be in default under this agreement in the event that Pledgor breaches any of his obligations, or an Event of Default occurs, under the Loans.

4.  Pledgor' lights. Notwithstanding the foregoing, so long as there is not a default under this agreement and the Loans:

a.       Pledgor shall be entitled to exercise any voting rights afforded to the holder of the Pledged Shares; and

b.      Pledgor shall be entitled to receive any shares of stock resulting from stock dividends or stock splits declared by the Company; provided, however, that all such shares shall be pledged to Bank under this agreement and held in the same manner as the original Pledged Shares.

5.  Bank's Rights - General. Bank shall have any and all rights of a secured party under the Uniform Commercial Code and shall have all other rights provided by law. Without limitation of the foregoing, Bank shall have the following specific rights in the Event of Default if Pledgor has not cured such default within thirty (30) days after receiving written notice of the default:

a.       Bank, in its discretion, may vote the Pledged Shares and exercise all the rights and powers of an owner with respect to the Pledged Shares, including the right to receive and collect distributions or dividends on the Pledged Shares. Bank may exercise such rights and powers for any purpose or purposes which it, in its discretion, shall deem advisable and in its interests as a creditor with respect to the Indebtedness.

b.       Bank may sell all, or from time to time any part, of the Pledged Shares at public or private sale to itself or to anyone else, and such sale may be for cash or on credit, without assumption of any credit risk by Bank; provided, however, that if the net proceeds of such a sale, or the net proceeds of all sales in the aggregate, exceed the then existing amount of the Indebtedness, any such excess shall be paid to Pledgor. If notice is required by law, Bank will give Pledgor written notice of the time and place of any public sale of the Pledged Shares or of the time after which any private sale or other intended disposition of the Pledged Shares is to be made. The parties agree that any notice under this paragraph shall be reasonable if given fifteen (15) days prior to any sale or other disposition.

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c.       Pledgor recognizes that Bank may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933 and the Pennsylvania Securities Act of 1972, or any other state's securities laws and that Bank may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Shares for their own account and not with a view to distribution or resale. Pledgor acknowledge that any such private sales may be at prices and other terms less favorable to the seller than if the Pledged Shares were sold at public sales, and Pledgor agrees that Bank has no obligation to delay sale of any of the Pledged Shares for the period of time necessary to permit or cause a registration of the Pledged Shares for public sale under the Securities Act of 1933 or the Pennsylvania Securities Act of 1972 or any other state securities law. Bank shall have the sole discretion to decide the manner of sale of the Pledged Shares, and Pledgor agrees that private sales made under circumstances and subject to conditions designed to provide an exemption under the Securities Act of 1933 or sales made pursuant to the exemption for intrastate offerings under the Securities Act of 1933 shall be deemed to have been made in a commercially reasonable manner, and that in no event shall Bank be obligated to cause, or to seek to cause, the Pledged Shares to be registered for public sale under the Securities Act of 1933 or under the Pennsylvania Securities Act of 1972.

d.       In the event of sale of any of the Pledged Shares under this agreement, Bank may, after deducting all reasonable costs or expenses (including, without limitation, reasonable attorneys' fees and legal expenses) for care, safekeeping, collection, preparing for sale, selling, delivery or otherwise, apply the residue of the proceeds of the sale, together with any other monies at the time held by it under this agreement, to the payment or reduction, either in whole or in part, of the Indebtedness, whether or not then due, returning the surplus, if any, to Pledgor.

6. [Intentionally Omitted.]

7.  Pledgor’ Warranties and Covenants. Pledgor represents, warrants, and covenants to Bank that:

a.       Pledgor has the power and authority to execute, deliver and perform this agreement with respect to the Pledged Shares and such execution, delivery and performance does not violate any agreement, law or governmental regulation to which Pledgor are a party or is subject.

b.       The Pledged Shares shall have been validly issued, are fully paid and non assessable, registered in Pledgor' name as set forth above and owned by Pledgor as set forth above, free and clear of liens, encumbrances, security interests, pledges or other claims or infirmities of any kind whatsoever except for such as may arise under this agreement.

c.      So long as Pledgor's liability hereunder remains outstanding, Pledgor will not, without the written approval, to be granted or denied in the discretion of Bank, sell, pledge, assign, transfer, encumber or otherwise dispose of the Pledged Shares or of any interest in the Pledged Shares.

d.      Pledgor will preserve and defend Bank's rights to the Pledged Shares under this agreement against the claims of all persons and will preserve and maintain the lien and security interest with respect to the Pledged Shares as long as this agreement shall remain in force.

8. Miscellaneous.

a.       Upon payment in full of the Indebtedness, this agreement shall terminate and such of the cash in the Account and Pledged Shares as have not been sold or otherwise applied under the provisions of this agreement shall be delivered to Pledgor.

b.      Pledgor agrees to execute and deliver such additional instruments, assignments, stock powers and other documents as, in the judgment of Bank, may be necessary or convenient to carry out the terms of this agreement.

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c.       No delay or failure to exercise any right or power hereunder by Bank shall constitute a waiver of or impair any rights or powers given to Bank under this agreement. No single or partial exercise of any power or right given to Bank under this agreement shall preclude any further exercise of the same or any other power or right given under this agreement. All parties further agree that Bank may extend time or release or waive any rights it may have against Pledgor, or any other party, without in any way releasing or affecting the liability of Pledgor or waiving or releasing or in any way affecting the rights of Bank against Pledgor or the Pledged Shares.

d.      All notices or other communications required or permitted under this agreement shall be deemed to have been given or made when personally delivered or when deposited in the mail and sent by registered or certified mail, postage prepaid,

i. If to Bank, the following address:

Mid Penn Bank

2407 Park Drive

Harrisburg, PA 17110

Attn: Bonnie Berkoski

11. If to Pledgor, the following addresses:

David Yuengling

36 Hemlock Lane,

Orwigsburg, PA 17961

Robert C. Bohorad

3030 Ridgeview Drive

Orwigsburg, PA 17961

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iii.       Or in accordance with the latest unrevoked written direction from any party to the other parties hereto.

e. Neither this Pledge Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by Bank and Pledgor. The provisions of this Pledge Agreement shall be binding upon the successors and assigns of the Pledgor. The term "Bank", as used herein, shall include any successor or assign of Bank at the time entitled to the pledged interest in the Collateral. The word "including" shall mean "including but not limited to." The headings in this Pledge Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Pledge Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania. PLEDGOR, AND BANK BY ITS ACCEPTANCE HEREOF, WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT. JURISDICTION SHALL BE FOUND IN DAUPHIN COUNTY, PENNSYLVANIA OR THE UNITED STATES DISCTICT COURT OF THE MIDDLE DISTRICT OF PENNSLVANIA AND THE PARTIES CONSENT TO PERSONAL JURISDICTION THEREIN.

9. Power of Attorney.

Upon demand by the Bank for payment of the Indebtedness in full or acceleration of the Loans by the holder of the promissory notes issued in connection with the Loans (in each case in accordance with the applicable loan agreements and promissory notes), the Guarantor does hereby irrevocably make, constitute and appoint the Bank and any of its officers, employees or agents as the true and lawful attorneys of the Guarantor with power to:

9.1    sign the name of the Guarantor on any document which, in the Bank's opinion, must be filed to perfect or continue perfected the Security Interest or Pledge created herein;

9.2    receive, endorse, assign and deliver, in the name of the Guarantor or in the name of the Bank, all checks, notes, drafts and other instruments relating to any Collateral including but not limited to receiving, opening and properly disposing of all mail addressed to the Guarantor concerning the collateral pledged hereunder and to notify postal authorities to change the address for delivery of mail to such address as the Bank may designate;

9.3    sign the name of the Guarantor on the Promissory Note or any stock certificate for the Pledged Shares;

9.4    do all other things necessary to carry out the provisions of this Agreement and the Loan Documents.

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Neither the Bank nor any attorney will be liable for any act of commission or omission, excluding willful misconduct or gross negligence, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remains unpaid.

10. ACKNOWLEDGMENT.

TIDS SECURITY AGREEMENT CONTAINS A POWER OF ATTORNEY COUPLED WITH AN INTEREST AND IS FOR THE SOLE BENEFIT OF THE SECURED PARTY. THIS SECURITY AGREEMENT IS BEING EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL TRANSACTION FOR BUSINESS PURPOSES AND NOT PRIMARILY FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE SECURED PARTY UNDER THE POWER OF ATTORNEY IS NOT A FIDUCIARY FOR THE DEBTOR. IN EXERCISING ANY OF ITS RIGHTS OR POWERS PURSUANT TO THE POWER OF ATTORNEY, THE SECURED PARTY MAY DO SO FOR THE SOLE BENEFIT OF THE SECURED PARTY AND NOT FOR THE GUARANTOR.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge and Security Agreement on the day and year first written above.

/s/ David Yuengling
David yuengling, Guarantor/Pledgor

/s/ Robert C. Bohorad
Robert C. Bohorad, Guarantor/Pledgor

MID PENN BANK

By: /s/ Bonnie Berkoski
Bonnie Berkoski, Assistant Vice Pres.

YIC Acquisitioons Corp, Buyer

By: /s/ Everett Dickson
Everett Dickson, President

Yuengling’s Ice Cream Corp. (Borrower)

By: /s/ David Yuengling
David Yuengling, President

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Exhibit E

NOTICE PURSUANT TO 13 P.A.C.S.A. 9611

Notice of Disposition of Collateral

To:	On Deck Capital
901 N. Stuart Street
Suite 700
Arlington, VA 22203
Attn Director of Operations

From: Mid Penn Bank and Miners Bank,

Route 901 Pottsville/Minersville Highway

Minersville, PA 17954

Attn Bonnie Berkoski, 717-920-3579

Name of Debtor(s): Yuengling's Ice Cream, Corporation

We will sell all of the assets of the Debtor privately sometime after the date of this notice.

You are entitled to an accounting of the unpaid indebtedness secured by the property that we intend to sell for a charge of $100.00. You may request an accounting by calling us at 717-920-3579.

Dated: April 25, 2019

By: /s/ Bonnie Berkoski

Bonnie Berkoski, Assistant Vice President

Asset Recovery Manager

Miners Bank/Mid Penn Bank

On Deck Capital as a junior secured creditor hereby acknowledges that it received notice. of the private sale and agrees to waive the 10 day notice and acknowledges that the private sale has been made and notices given as required by law in a commercially reasonable manner.

On Deck Capital

5-1-19	By: /s/signature
Dated	, (Vice) President

78

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

B. E-MAIL CONTACT AT FILER (optional)
sschiffman@ssbc-law.com

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. ORGANIZATION'S NAME			
YICA.cquisitions Corp.			
OR 1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
1c. MAILING ADDRESS	CITY	STATE POSTAL CODE	COUNTRY
123 West Nye Lane, Suite 129	Carson City	NV 89706	USA

2a. ORGANIZATION'S NAME			
OR 2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
2c. MAILING ADDRESS	CITY	STATE POSTAL CODE	COUNTRY

3a. ORGANIZATION'S NAME			
Mid Penn Bank			
OR 3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
3c. MAILING ADDRESS	CITY	STATE POSTAL CODE	COUNTRY
2407 Park Drive	Harrisburg	PA 17110	USA

4. COLLATERAL: This financing statement covers the following collateral:

SEE ATTACHED

5. Check only if applicable and check only one box: Collateral is ○ held in a Trust (see UCC1Ad, item 17 and Instructions) ○ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ○ Public-Finance Transaction ○ Manufactured-Home Transaction ○ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ○ Agricultural Lien ○ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ○ Lessee/Lessor ○ Consignee/Consignor ○ Seller/Buyer ○ Bailee/Bailor ○ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Steven J. Schiffman, Esquire 717 - 540 - 9170 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY B. E - MA I L CONTACT AT FILER (optional) sschiffman@ssbc - law.com C. SEND ACKNOWLEDGMENT TO: (Name and Address) I Steven J. Schiffman Esquire i Schiffman, Sheridan & Brown, PC 2080 Linglestown Road, Suite 201 Harrisburg, PA 17110 L _J 1 . D E B T O R 'S NAME: Provide only= Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the lndlvidual Debtor's name will not fit in line 1b, leave all of item 1 blan k , check her e O and provide the Individual Debtor information in item 10 of the Financing Statement Addendum ( Form UCC1Ad ) OR 1a . ORG ANI ZA T ION' NAME YICA.cquisitions Corp. 1b. INDIVIDUAL'S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/1NITIAL(S) SUFFIX 1c. MAILING ADDRESS 123 West Nye Lane, Suite 129 CITY Carson City STATE rOSTAL CODE NV 89706 COUNTRY USA 2. DEBTOR'S NAME: Provide only= Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name): if any part of the Individual Debtor's name will not fit In line 2b, leave all of item 2 blank, check here O and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Fonm UCC1Ad) STATE I POS TAL CODE OR 2a , ORGANIZATION'S NAME 2b INDIVIDUAL'S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MA IL ING ADDRESS C I TY COUNTRY 3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY) : Provide only QM Secured Party name (3a or 3b) STATE I POSTAL CODE OR 3a. ORGANIZATION'S NAME Mid Penn Bank 3b INDIVIDUAL'S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c . MAILING ADDRESS 2407 Park Drive C I TY Harrisburg PA 17110 COUNTRY USA 4. COLLATERAL : This financing statement covers the following collateral: SEE ATTACHED 5 . Check WJ.lY. if app l i cable and check one box: Collateral is O held in a Trust ( see UCC1Ad, item 17 and lnst r ucli ons ) being administered by a Decedent's Personal Represen tat i ve 6a. Check if applicable and check D Public - Finance Transaction 0 one box: Manufactured - Home Transaction A Debtor is a Transm l lling Utlllly 6b . Check if app U cab l e a nd c heek one box: 0 Agricu lt u ra l Lien 0 Non - UCC Filing 0 Licensee/Licensor 7. ALTERNATIVE DESIGNATION Of ap p licable) ; D Lessee/Lessor 0 Cons i gnee/Consignor 0 Seller/Buyer D Bailee/Bailor 8. OPTIONAL FILER REFERENCE DATA: FILING OFFICE COPY - UCCFINANCING STATEMENT (Form UCC1) (Rev. 04/20/11) International Association of Commercial Administrators /IACA)

1

"Collateral" shall mean all of Debtor's tangible and intangible assets that relate to and are directly derived from the assets purchased from Secured Party pursuant to the SECURED CREDITOR ASSET SALE AND PURCHASE AGREEMENT including, but not limited to, the following: (i) Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Supporting Obligations, books and records (including, but not limited to, manual records, computer runs, print outs, tapes, disks, software, programs, source codes and other computer prepared information and equipment of any kind), all rents, issues and profits of the business of selling ice cream and any other business Debtor is involved in; and (ii) all other tangible and intangible personal property, whether now owned or hereafter acquired, including policies of insurance thereon and all insurance proceeds and unearned premium in connection therewith, together with all accessions, additions to, replacements for and substitutions of Collateral and all cash and non-cash Proceeds and products thereof. "General Intangibles" shall include all designs, patents, patent rights and applications therefor, trademarks and registrations and applications therefor, trade names, inventions, copyrights and all registrations and applications therefor, license rights, trade secrets, methods, know how, specifications, customer lists, franchises, tax refunds and unearned insurance premiums regardless of any contrary interpretation of such term as now or hereafter used in the Pennsylvania Uniform Commercial Code. In addition a 2015 Chevrolet Truck VIN # 1GB65CG6F1114071. It is intended that the Collateral shall include ALL ASSETS of the Debtor including all operating contracts.

Collateral shall also include a certain account held at Mid Penn Bank, the Secured Party, including all interest and earnings thereon. ("Secured Bank Account")

The obligation of Debtor, for which this filing secures, is all debt assumed by Debtor in the acquisition of the assets of Yuengling Ice Cream Corporation.

2

Instructions for UCC Financing Statement (Form UCC1)

Please type or laser-print this form. Be sure it is completely legible. Read and follow all Instructions, especially Instruction 1; use of the correct name for the Debtor is crucial.

Fill in form very carefully; mistakes may have important legal consequences. If you have questions, consult your attorney. The filing office cannot give legal advice.

Send completed form and any attachments to the filing office, with the required fee.

ITEM INSTRUCTIONS

A and B. To assist filing offices that might wish to communicate with filer, filer may provide information in item A and item B. These items are optional.

C.	Complete item C if filer desires an acknowledgment sent to them. If filing in a filing office that returns an acknowledgment copy furnished by filer, present simultaneously with this form the Acknowledgment Copy or a carbon or other copy of this form for use as an acknowledgment copy.

1.	Debtor's name. Carefully review applicable statutory guidance about providing the debtor's name. Enter only one Debtor name in Item 1 — either an organization's name (1a) or an individual's name (1b). If any part of the Individual Debtor's name will not fit in line lb, check the box in item 1, leave all of item 1 blank, check the box in item 9 of the Financing Statement Addendum (Form UCC1Ad) and enter the Individual Debtor name in item 10 of the Financing Statement Addendum (Form UCC1Ad). Enter Debtor's correct name. Do not abbreviate words that are not already abbreviated in the Debtor's name. If a portion of the Debtor's name consists of only an initial or an abbreviation rather than a full word, enter only the abbreviation or the initial. If the collateral is held in a trust and the Debtor name is the name of the trust, enter trust name in the Organization's Name box in item 1 a.

1a.	Organization Debtor Name. "Organization Name" means the name of an entity that is not a natural person. A sole proprietorship is not an organization, even if the individual proprietor does business under a trade name. If Debtor is a registered organization (e.g., corporation, limited partnership, limited liability company), it is advisable to examine Debtor's current filed public organic records to determine Debtor's correct name. Trade name is insufficient. If a corporate ending (e.g., corporation, limited partnership, limited liability company) is part of the Debtor's name, it must be included. Do not use words that are not part of the Debtor's name.

1b.	Individual Debtor Name. "Individual Name" means the name of a natural person; this includes the name of an individual doing business as a sole proprietorship, whether or not operating under a trade name. The term includes the name of a decedent where collateral is being administered by a personal representative of the decedent. The term does not include the name of an entity, even if it contains, as part of the entity's name, the name of an individual. Prefixes (e.g., Mr., Mrs., Ms.) and titles (e.g., M.D.) are generally not part of an individual name. Indications of lineage (e.g., Jr., Sr., III) generally are not part of the individual's name, but may be entered in the Suffix box. Enter individual Debtor's surname (family name) in Individual's Surname box, first personal name in First Personal Name box, and all additional names in Additional Name(s)/Initial(s) box.

If a Debtor's name consists of only a single word, enter that word in Individual's Surname box and leave other boxes blank.

For both organization and Individual Debtors. Do not use Debtor's trade name, DBA, AKA, FKA, division name, etc. in place of or combined with Debtor's correct name; filer may add such other names as additional Debtors if desired (but this is neither required nor recommended).

lc.	Enter a mailing address for the Debtor named in item la or 1b.

2.	Additional Debtor's name. If an additional Debtor is included, complete item 2, determined and formatted per Instruction 1. For additional Debtors, attach either Addendum (Form UCC1Ad) or Additional Party (Form UCC1AP) and follow Instruction 1 for determining and formatting additional names.

3.	Secured Party's name. Enter name and mailing address for Secured Party or Assignee who will be the Secured Party of record. For additional Secured Parties, attach either Addendum (Form UCC1Ad) or Additional Party (Form UCC1AP). If there has been a full assignment of the initial Secured Party's right to be Secured Party of record before filing this form, either (1) enter Assignor Secured Party's name and mailing address in item 3 of this form and file an Amendment (Form UCC3) [see item 5 of that form]; or (2) enter Assignee's name and mailing address in item 3 of this form and, if desired, also attach Addendum (Form UCC1Ad) giving Assignor Secured Party's name and mailing address in item 11.

4.	Collateral. Use item 4 to indicate the collateral covered by this financing statement. If space in item 4 is insufficient, continue the collateral description in item 12 of the Addendum (Form UCC1Ad) or attach additional page(s) and incorporate by reference in item 12 (e.g., See Exhibit A). Do not include social security numbers or other personally identifiable information.

Note: If this financing statement covers timber to be cut, covers as-extracted collateral, and/or is filed as a fixture filing, attach Addendum (Form UCC1Ad) and complete the required information in items 13, 14, 15, and 16.

5.	If collateral is held in a trust or being administered by a decedent's personal representative, check the appropriate box in item 5. If more than one Debtor has an interest in the described collateral and the check box does not apply to the interest of all Debtors, the filer should consider filing a separate Financing Statement (Form UCC1) for each Debtor.

6a	If this financing statement relates to a Public-Finance Transaction, Manufactured-Home Transaction, or a Debtor is a Transmitting Utility, check the appropriate box in item 6a. If a Debtor is a Transmitting Utility and the initial financing statement is filed in connection with a Public-Finance Transaction or Manufactured-Home Transaction, check only that a Debtor is a Transmitting Utility.

6b	If this is an Agricultural Lien (as defined in applicable state's enactment of the Uniform Commercial Code) or if this is not a UCC security interest filing (e.g., a tax lien, judgment lien, etc.), check the appropriate box in item 6b and attach any other items required under other law.

7.	Alternative Designation. If filer desires (at filer's option) to use the designations lessee and lessor, consignee and consignor, seller and buyer (such as in the case of the sale of a payment intangible, promissory note, account or chattel paper), bailee and bailor, or licensee and licensor instead of Debtor and Secured Party, check the appropriate box in item 7.

8.	Optional Filer Reference Data. This item is optional and is for filer's use only. For filer's convenience of reference, filer may enter in item 8 any identifying information that filer may find useful. Do not include social security numbers or other personally identifiable information.

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